Exhibit 10.1

Execution Version

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of August 5, 2021

$275,000,000

AMERICAN VANGUARD CORPORATION

as Holdco,

AMVAC CHEMICAL CORPORATION and

AMVAC NETHERLANDS B.V.,

as Borrowers

BANK OF THE WEST,

as Administrative Agent, Syndication Agent, Collateral Agent,

Sole Lead Arranger and Book Runner,

BMO HARRIS FINANCING, INC. and COMPEER FINANCIAL, PCA,

as Co-Documentation Agents

and

THE LENDERS THAT ARE PARTY HERETO,

as Lenders

i

SECTION 5.	PAYMENTS	65

5.1	General Payment Provisions	65
5.2	Repayment of Revolver Loans	66
5.3	Aggregate Commitments	66
5.4	Alternative Currency Sublimit	66
5.5	Payment of Other Obligations	66
5.6	Marshaling; Payments Set Aside	66
5.7	Application and Allocation of Payments	66
5.8	Reserved	69
5.9	Account Stated	69
5.10	Taxes	69
5.11	Lender Tax Information	70
5.12	Nature and Extent of Each Borrower’s Liability	72

SECTION 6.	CONDITIONS PRECEDENT	74

6.1	Conditions Precedent to Initial Loans	74
6.2	Conditions Precedent to All Credit Extensions	76
6.3	Conditions Subsequent	77

SECTION 7.	COLLATERAL	78

7.1	Grant of Security Interest	78
7.2	Lien on Deposit Accounts; Cash Collateral	79
7.3	Other Collateral	79
7.4	No Assumption of Liability	80
7.5	Further Assurances	80

SECTION 8.	COLLATERAL ADMINISTRATION	81

8.1	Reserved	81
8.2	Reserved	81
8.3	Reserved	81
8.4	Administration of Deposit Accounts	81
8.5	General Provisions	81
8.6	Power of Attorney	83

SECTION 9.	REPRESENTATIONS AND WARRANTIES	84

9.1	General Representations and Warranties	84
9.2	Complete Disclosure	90
9.3	Amendment of Schedules	90

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	90

10.1	Affirmative Covenants	90
10.2	Negative Covenants	96
10.3	Financial Covenants	103

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	103

11.1	Events of Default	103
11.2	Remedies upon Default	105
11.3	License	106
11.4	Setoff	106
11.5	Remedies Cumulative; No Waiver	107

SECTION 12.	AGENT	107

12.1	Appointment, Authority and Duties of Agent	107
12.2	Agreements Regarding Collateral and Borrower Materials	108
12.3	Reliance By Agent	109
12.4	Action Upon Default	109
12.5	Ratable Sharing	109
12.6	Indemnification	110
12.7	Limitation on Responsibilities of Agent	110
12.8	Successor Agent and Co-Agents	111
12.9	Due Diligence and Non-Reliance	111
12.10	Remittance of Payments and Collections	112
12.11	Individual Capacities	112
12.12	Lead Arranger and Book Runner	113
12.13	Bank Product Providers	113
12.14	No Third Party Beneficiaries	113
12.15	Lender Representations, Warranties and Covenants Regarding Plans Assets	113

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	114

13.1	Successors and Assigns	114
13.2	Participations	115
13.3	Assignments	116
13.4	Replacement of Certain Lenders	117

SECTION 14.	MISCELLANEOUS	117

14.1	Consents, Amendments and Waivers	117
14.2	Indemnity	118
14.3	Notices and Communications	119
14.4	Performance of Borrowers’ Obligations	120
14.5	Credit Inquiries	121
14.6	Severability	121
14.7	Cumulative Effect; Conflict of Terms	121
14.8	Counterparts; Execution	121
14.9	Entire Agreement	122
14.10	Relationship with Lenders	122
14.11	No Advisory or Fiduciary Responsibility	122
14.12	Confidentiality	122

14.13	GOVERNING LAW	123
14.14	Consent to Forum	123
14.15	Waivers by Borrowers	123
14.16	Patriot Act Notice	124
14.17	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	124
14.18	Acknowledgement Regarding Any Supported QFCs	125
14.19	Amendment and Restatement	126

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Assignment Notice
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Notice of Conversion/Continuation
Exhibit F	Form of Secured Bank Products Provider Agreement
Exhibit 2.1.2	Form of Revolver Note
Exhibit 6.1(h)	Form of Solvency Certificate

Schedule 1.1	Commitments of Lenders
Schedule 8.4	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Owned Real Estate
Schedule 9.1.10	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.13	Environmental Matters
Schedule 9.1.14	Restrictive Agreements
Schedule 9.1.15	Litigation
Schedule 9.1.17	Pension Plans
Schedule 9.1.19	Labor Contracts
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Existing Investments
Schedule 10.2.16	Existing Affiliate Transactions
Schedule 14.3.1	Notice Addresses

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of August 5, 2021, among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BANK OF THE WEST (“Bank of the West”), as administrative agent, documentation agent, syndication agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), BMO HARRIS FINANCING, INC. and COMPEER FINANCIAL, PCA, as co-documentation agents (collectively, and in such capacities, “Co-Documentation Agents”) and Bank of the West, as sole lead arranger and book runner (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger and Book Runner”).

R E C I T A L S:

WHEREAS, Borrowers, certain Affiliates of Borrowers, Agent and others are parties to that certain Second Amended and Restated Credit Agreement dated as of June 17, 2013 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Prior Agreement”), pursuant to which Borrowers were provided with certain financial accommodations;

WHEREAS, the Borrowers desire to amend, restate and replace in its entirety the Prior Agreement and the other Loan Documents (as defined therein) with this Agreement and the other Loan Documents (as defined herein); and

WHEREAS, the Lenders have agreed to do so and extend certain credit facilities to the Borrowers, upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $275,000,000, consisting of a revolving loan facility (with a letter of credit sub-facility in the aggregate availability amount of $25,000,000 and a swingline sub-facility in the aggregate amount of $25,000,000);

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.     DEFINITIONS; RULES OF CONSTRUCTION

1.1    Definitions. As used herein, the following terms have the meanings set forth below:

“Account”: as defined in the UCC and the PPSA, including all rights to payment for goods sold or leased, or for services rendered.

““Account Debtor”: a Person obligated under an Account, Chattel Paper or General Intangible and as defined in the PPSA.

“Acquisition”: a transaction or series of transactions resulting in (a) acquisition of a business, division, product line or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

“Acquisition Consideration”: with respect to any Acquisition, all payments and other amounts payable by or Guaranteed by Holdco or any of its Subsidiaries, including, without limitation, (a) all obligations of Holdco or any of its Subsidiaries under conditional sale, title retention and similar agreements, (b) all obligations of Holdco or any of its Subsidiaries incurred, issued or assumed for the deferred purchase price in respect thereof (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (c) earn out, performance or other contingency payments (including purchase price adjustments, non-competition and consulting agreements or other indemnity obligations), and (c) Debt incurred or assumed in connection therewith.

“Adjusted Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, or (c) the one-month LIBOR (adjusted for reserves) on such date (or, if such date is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, or the Federal Funds Rate, or the one-month LIBOR shall be effective from and including the effective date of such change in the Prime Rate or, the Federal Funds Rate or LIBOR, respectively.

“Adjusted Base Rate Loan”: any Loan that bears interest based on the Adjusted Base Rate.

“Adjusted Base Rate Revolver Loan”: a Revolver Loan that bears interest based on the Adjusted Base Rate.

“Adjusted Covenant Period”: as defined in Section 10.3.1.

“Affiliate”: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent”: as defined in the preamble to this Agreement.

“Agent Indemnitees”: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

“Agent Professionals”: attorneys, solicitors, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

“Agreement”: as defined in the preamble to this Agreement.

“Allocable Amount”: as defined in Section 5.12.3.

“Alternative Currency”: each of the Euro, Sterling, and each other currency (other than Dollars) that is approved in accordance with Section 1.8.

“Alternative Currency Equivalent”: at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit”: an amount equal to the lesser of the Revolving Commitments and $150,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Commitments.

“AMVAC Australia”: American Vanguard Australia Pty Ltd.

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Obligors or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Law”: any Applicable Law relating to terrorism or money laundering, including the Patriot Act and the Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001) and the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and the Anti-Money Laundering and Counter-Terrorism Financing Rules.

“Applicable Law”: all laws, rules and regulations and government guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Margin”: the per annum margin set forth below, as determined by the Total Leverage Ratio for the most recent Fiscal Quarter then ended:

		Revolver Loans
Level	Total Leverage Ratio	LIBOR	Adjusted Base Rate	Unused Line Fee Rate	Letter of Credit Fee
I	> 3.50 to 1.00	2.375%	1.375%	0.30%	2.375%
II	< 3.50 to 1.00 but > 3.00 to 1.00	2.125%	1.125%	0.25%	2.125%
III	< 3.00 to 1.00 but > 2.25 to 1.00	1.875%	0.875%	0.20%	1.875%
IV	< 2.25 to 1.00 but > 1.75 to 1.00	1.625%	0.625%	0.20%	1.625%
V	< 1.75 to 1.00	1.375%	0.375%	0.15%	1.375%

On the Closing Date and until the next determination pursuant hereto, the margins shall be determined as if Level III were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the Fiscal Quarter following Agent’s receipt of the quarterly Compliance Certificate required to be delivered hereunder. If Agent is unable to calculate Total Leverage Ratio for a particular Fiscal Quarter (or partial period) due to Borrowers’ failure to deliver any Compliance Certificate when required hereunder, then, at the option of Agent, the margins shall be determined as if Level I were applicable, from the first day of such Fiscal Quarter until the first day of the Fiscal Quarter immediately following the actual receipt by Agent of the applicable Compliance Certificate.

“Applicable Time”: with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Asset Disposition”: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

“Assignment and Acceptance”: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A.

“Attributable Debt”: on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear as indebtedness on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Off-Balance Sheet Liabilities of any Person, the capitalized amount of the obligations that would appear as indebtedness on a balance sheet of such Person prepared as of such date in accordance with GAAP if (i) is considered indebtedness for Borrowed Money for tax purposes but is classified as an operating lease under GAAP or (ii) does not (and is not required to) appear as a liability on the consolidated balance sheet of such Person and its Affiliates, and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Agent in its reasonable judgment.

“Australian Tax Act”: the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1977 (Cth) (as applicable).

“Australian Withholding Tax”: any Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Australian Tax Act.

“Availability”: the aggregate amount of Revolver Commitments minus Revolver Usage.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.1.5(e).

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bank of the West”: as defined in the preamble to this Agreement, together with its successors and assigns.

“Bank of the West Indemnitees”: Bank of the West and its officers, directors, employees, Affiliates, agents and attorneys.

“Bank Product”: any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services (including without limitation purchase and travel cards); and (d) leases and other banking products or services (including without limitation overdraft services and a tax direct line), as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

“Bankruptcy Code”: Title 11 of the United States Code.

“Benchmark”: initially, LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Sections 3.1.5(a) and 3.1.5(b).

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

(a)    the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

(b)    the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; and

(c)     the sum of (i) the alternate benchmark rate that has been selected by the Agent and the Borrower Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (a), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the Benchmark Replacement shall revert to and shall be deemed to be the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment as set forth in clause (a) of this definition (subject to the first proviso above).

“Benchmark Replacement Adjustment”: with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)     for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Agent:

(i)     the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and

(ii)     the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b)     for purposes of clause (c) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower Agent for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement

Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of look-back periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a)     in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)     in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein;

(c)     in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower Agent pursuant to Section 3.1.5(b); or

(d)     in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (Los Angeles time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the

Reference Time for such determination and (ii) the Benchmark Replacement Date will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(c)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in each case which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(d)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a Benchmark Transition Event will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or (b) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.1.5, and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.1.5.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Board of Governors”: the Board of Governors of the Federal Reserve System.

“Borrowed Money”: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations due and owing with respect to drawn letters of credit; and (d) Guarantees of any Debt of the foregoing types owing by another Person.

“Borrower” or “Borrowers”: as defined in the preamble to this Agreement.

“Borrower Agent”: as defined in the preamble to this Agreement.

“Borrower Materials”: Reports, financial statements and other written materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

“Borrowing”: a Loan or group of Loans that are made on the same day or are converted into a Loan or Loans on the same day.

“Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in California; and

(a)     if such day relates to a LIBOR Loan denominated in Dollars, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market;

(b)     if such day relates to any interest rate settings as to a LIBOR Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such LIBOR Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any LIBOR Loan, means a TARGET Day;

(c)     if such day relates to any interest rate settings as to a LIBOR Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)     if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a LIBOR Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures”: for any period, for Holdco and its Subsidiaries on a consolidated basis, all capital expenditures determined in accordance with GAAP, but excluding (i) expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (x) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (y) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (z) with cash proceeds of any Permitted Asset Disposition that are reinvested in accordance with this Agreement, (ii) Permitted Acquisitions or other Investments expressly permitted under Section 10.2.5, and (iii) expenditures made as a tenant in leasehold improvements to the extent reimbursed by its landlord or any other unaffiliated third party. “Capital Expenditures” made during the term of this Agreement do not include expenses incurred that (a) are properly classified as prepaid inventory in accordance with GAAP (“Prepaid Inventory Expenses”) and (b) do not exceed 7.5% of net sales for any four consecutive Fiscal Quarters; provided that, as of the end of any fiscal quarter, “Capital Expenditures” shall be calculated to include (in addition to Capital Expenditures made during the four consecutive Fiscal Quarters then ended and properly classified as Capital Expenditures) (i) Prepaid Inventory Expenses incurred during the term of this Agreement in an aggregate amount in excess of 7.5% of net sales during the four consecutive Fiscal Quarters then ended.

“Capital Lease”: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Collateral”: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations or applicable Fronting Exposure, as required under Section 2.4.3.

“Cash Collateral Account”: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its reasonable discretion, which account shall be subject to a Lien in favor of Agent.

“Cash Collateralize”: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations or any Fronting Exposure, as required under Section 2.4.3, 105% of the aggregate LC Obligations or Fronting Exposure, as applicable, and (b) with respect to any inchoate, contingent or other Obligations (excluding indemnification obligations which are either contingent or inchoate to the extent no claims giving rise thereto have been asserted), Agent’s good faith, reasonable estimate of the amount that is due or could become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

“Cash Equivalents”: (a) marketable obligations issued by, or unconditionally guaranteed by, the United States government or any agency or instrumentality thereof and backed by the full faith and credit of the United States government, in each case maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of the West, any Lender or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of the West, any Lender or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

“Cash Management Services”: any services provided from time to time by Bank of the West, any Lender or any of their respective Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CERCLA”: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Change in Law”: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Change of Control”: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of Holdco entitled to vote for members of the board of directors or equivalent governing body of Holdco on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) Holdco ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests of Borrower Agent and each of the other Borrowers and their Subsidiaries, or (c) the sale or transfer of all or substantially all of any Borrower’s assets, other than sales or transfers to another Borrower or Permitted Asset Dispositions.

“Claims”: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable and documented attorneys’ fees (excluding the allocated fees of in-house counsel) and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Closing Date”: August 5, 2021, which is the date on which each of the conditions precedent set forth on Section 6.1 either have been satisfied or have been waived.

“Code”: the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

“Collateral”: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations or Guarantees thereof, and all other Property that now or hereafter secures (or is intended to secure) any Obligations or Guarantees thereof; provided, however, that such Property shall not include the Excluded Assets.

“Commitment”: for any Lender, the aggregate amount of such Lender’s Revolver Commitment. “Commitments”: the aggregate amount of all Revolver Commitments.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate”: a certificate, substantially in the form of Exhibit C, by which Borrowers certify compliance with Section 10.3, and calculate the applicable Level for the Applicable Margin.

“Consolidated EBITDA”: for any applicable period and determined on a consolidated basis for Holdco and its Subsidiaries, (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by Holdco and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) non-recurring non-cash charges and up to $5,000,000 of related cash charges for such period subject to the reasonable and satisfactory review and consent of Agent, (v) losses on the sale of fixed assets during such period, (vi) non-cash stock based compensation expenses for such period, (vii) extraordinary losses and (viii) losses on sales or Dispositions of assets and discontinued operations outside of the ordinary course of business minus (c) the following to the extent added in calculating such Consolidated Net Income: (i) gains on the sale of fixed assets during such period, (ii) extraordinary gains and (iii) gains from Dispositions of assets and discontinued operations outside of the ordinary course of business.

As of the end of the first, second, third and fourth fiscal quarters occurring after the date on which Holdco or any of its Subsidiaries makes any Acquisition permitted by this Agreement, Consolidated EBITDA will be subject to adjustments reflecting projected earnings before interest, taxes, depreciation and amortization realizable on account of such Acquisition as determined by Agent in its discretion taking into account all of the facts and circumstances pertinent to the impact of such Acquisition on Consolidated EBITDA.

“Consolidated Interest Expense”: for any period, for Holdco and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets (including without limitation any Acquisition Consideration), in each case to the extent treated as interest in accordance with GAAP but excluding, to the extent otherwise included as an interest expense transaction costs related to the closing of this Agreement, including up-front fees and expenses, plus (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of any Off- Balance Sheet Liabilities with respect to such period.

“Consolidated Net Income”: for any period, for Holdco and its Subsidiaries on a consolidated basis, the net income of Holdco and its Subsidiaries for that period, as determined in accordance with GAAP; provided that Consolidated Net Income shall exclude any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that Holdco’s equity in the net income of any such Person (as determined in accordance with GAAP) for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdco or a Subsidiary as a Distribution.

“Contingent Obligation”: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other similar obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) Guarantee, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments, directly or indirectly, in Holdco or other portfolio companies of such Person.

“Corporations Act”: the Corporations Act 2001 (Cth).

“Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CWA”: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining Daily Simple SOFR for syndicated business loans; provided that, if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Debt”: as applied to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) Borrowed Money; (b) all obligations of such Person to pay the deferred purchase price of property or services (other than accrued expenses and trade accounts payable in the Ordinary Course of Business and employee benefit obligations in the Ordinary Course of Business and such other obligations that are of a contingent nature and not probable or reasonably estimable); (c) net obligations owing by such Person under any Hedging Agreements; (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person, but including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, that, if such indebtedness is not assumed by a personal liability of such Person then the amount of such indebtedness shall be limited to the lesser of (i) the amount of such indebtedness and (ii) the book value of the asset securing such indebtedness; (e) all Contingent Obligations to the extent that the “primary obligations” (as defined in the definition of Contingent Obligations) related thereto constitute Debt; (f) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (g) in the case of an Obligor, without duplication, the principal amount of the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer, unless such Debt is expressly made non-recourse to such Person, and the amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the swap termination value as of such date.

“Default”: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Default Rate”: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

“Defaulting Lender”: any Lender or other Recipient that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three (3) Business Days of the date when due; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within two (2) Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account Control Agreements”: the control agreements to be executed by each institution maintaining a Deposit Account or securities account for a Borrower, in favor of Agent, as security for the Obligations.

“Distribution”: any declaration or payment of a distribution (including distributions to fund pass through income tax obligations), interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

“Distribution Conditions”: the satisfaction of each of the following conditions in connection with a Distribution: (a) no Event of Default has occurred and is continuing or would result immediately after giving effect to such Distribution; (b) immediately after giving effect to such Distribution (i) the Total Leverage Ratio shall not exceed 2.00 to 1.00, and (ii) the Fixed Charge Coverage Ratio shall be at least 1.25:1.00, in each case, for the trailing four Fiscal Quarter basis calculated on a Pro Forma Basis, recomputed for the most recent Fiscal Quarter for which financial statements were required to be delivered to the Agent under the Loan Documents; (c) the Borrower Agent shall have delivered to the Agent a certificate in form and substance reasonably satisfactory to the Agent certifying as to the items described in items (a) and (b) above and attaching calculations for item (b); and (d) such Distribution is actually made within sixty (60) days of the delivery of the certificate described in item (c) above.

“Documentation Agent” or “Co-Documentation Agent”: as specified in the preamble to this Agreement, as well as any Lender designated by Agent as a “Documentation Agent” or “Co- Documentation Agent” pursuant to a joinder agreement or amendment to this Agreement.

“Dollars” or “$”: lawful money of the United States.

“Dollar Equivalent”: any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary”: any Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Early Opt-in Election”: the occurrence of:

(a)     a notification by Agent to (or the request by the Borrower Agent to the Agent to notify) each of the other parties hereto that at least five (5) currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)     the joint election by the Agent and the Borrower Agent to trigger a fallback from LIBOR and the provision by the Agent of written notice of such election to the Lenders.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within 10 Business Days after written notice of the proposed assignment) and Agent, which extends revolving credit facilities of this type in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) upon the occurrence and during the continuation of any Event of Default, any Person acceptable to Agent in its discretion; provided, however, any assignment to a financial institution in respect of Revolver Loans shall also require the approval of the Issuing Bank.

“EMU”: the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation”: the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Enforcement Action”: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in an Obligor’s Insolvency Proceeding or to credit bid Obligations, or otherwise).

“Environmental Laws”: any and all federal, state, provincial, territorial, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including Hazardous Materials, air emissions and discharges to waste or public systems, including without limitation CERCLA.

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice”: a written notice from any Governmental Authority or other Person of any alleged or threatened noncompliance with, investigation of a possible, violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction or remediation.

“Environmental Release”: a release as defined in CERCLA or under any other Environmental Law.

“Equity Interest”: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

“E-Signature”: the process of attaching to or logically associating with an electronic transmission, an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the electronic transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including DebtX®, Syndtrak®, Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent or any other Person, providing for access to data protected by passcodes or other security system.

“Erroneous Payment”: has the meaning assigned to it in Section 4.7.

“Erroneous Payment Deficiency Assignment”: has the meaning assigned to it in Section 4.7.

“Erroneous Payment Impacted Class”: has the meaning assigned to it in Section 4.7.

“Erroneous Payment Return Deficiency”: has the meaning assigned to it in Section 4.7.

“Erroneous Payment Subrogation Rights”: has the meaning assigned to it in Section 4.7.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR”: the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default”: as defined in Section 11.

“Excluded Accounts: Deposit Accounts (a) maintained exclusively for the purpose of payroll, 401(k) and other retirement plans and employee benefits and healthcare benefits, (b) other Deposit Accounts with an aggregate balance of all funds in such Deposit Account not in excess of $500,000 for three consecutive Business Days, and (c) other Deposit Accounts with an aggregate balance of all funds in such Deposit Account not in excess of amounts acceptable to Agent.

“Excluded Assets”: as defined in Section 7.1.

“Excluded Swap Obligation”: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s Guarantee of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in such act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all Guarantees of Swap Obligations by other Obligors) when such Guarantee or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

“Excluded Tax”: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation (each, a “Recipient”), (a) any tax imposed on the net income or net profits (however denominated) of any Recipient (including any franchise taxes imposed in lieu of such taxes and any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Recipient is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Recipient’s principal office is located; (b) any tax imposed as a result of a present or former connection between such Recipient and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Recipient having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (c) taxes resulting from a Recipient’s failure to comply with the requirements of Section 5.11 of the Agreement; (d) any United States federal withholding taxes that are or would be imposed on amounts payable to a Foreign Lender pursuant to a law, and based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new Lending Office), except in each case to the extent that (i) such Foreign Lender (or its assignor, if any) was previously entitled to receive an amount pursuant to Section 5.10.1 or 5.10.2 of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new Lending Office), and (ii) additional United States federal withholding taxes are imposed after the time such Foreign Lender becomes a party to the

Agreement (or designates a new Lending Office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority, and (e) any United States federal withholding taxes imposed under FATCA.

“Extraordinary Expenses”: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including without limitation any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements and related legislation or official administrative rules or practices with respect thereto.

“Federal Funds Rate”: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of the West on the applicable day on such transactions, as determined by Agent.

“Fiscal Quarter”: each period of three months, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year”: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Fixed Charge Coverage Ratio”: the ratio, determined on a consolidated basis for Holdco and its Subsidiaries for the most recent four Fiscal Quarters, of (a)(i) TTM Consolidated EBITDA, minus (ii) Maintenance Capital Expenditures in an aggregate amount not to exceed two percent (2%) of the net book value of the consolidated fixed assets of Holdco and its Subsidiaries as of the end of such period, to (b) Fixed Charges.

“Fixed Charges”: during the most recent four Fiscal Quarters, determined for Holdco and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of (a) Consolidated Interest Expense paid in cash during such period, plus (b) scheduled principal payments in respect of Funded Debt that are required to be paid during such period (including Attributable Debt under Capital Leases (but excluding any operating leases required to be capitalized for financial reporting purposes in accordance with GAAP) and Acquisition Consideration but excluding Loans and LC Obligations, plus (c) federal, state, local and foreign income Taxes paid in cash (excluding refunds received in respect of any prior Fiscal Year), plus (d) Distributions made pursuant to Sections 10.2.4(d) and 10.2.4(e).

“FLSA”: the Fair Labor Standards Act of 1938.

“Foreign Lender”: any Lender or Issuing Bank that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

“Foreign Plan”: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

“Foreign Subsidiary”: a Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure”: at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Pro Rata share of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Full Payment”: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than indemnification obligations which are either contingent or inchoate to the extent no claims giving rise thereto have been asserted), (i) Cash Collateralization thereof (or delivery of a backstop letter of credit reasonably acceptable to Agent in its reasonable discretion, in the amount of required Cash Collateral) or (ii) the full termination thereof. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

“Funded Debt”: at any time, as Holdco and its Subsidiaries on a consolidated basis, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds (but excluding any undrawn surety, performance or similar bonds incurred in the ordinary course of business), debentures, notes, loan agreements or other similar instruments;

(b) all Purchase Money Debt;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d) all obligations arising under letters of credit (including without limitation standby and commercial letters of credit and the Letters of Credit, but excluding any letters of credit which are cash collateralized), bankers’ acceptances, bank guaranties, surety bonds (but excluding any undrawn performance bonds incurred in the ordinary course of business) and similar instruments;

(e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including, without limitation, seller notes and any deferred earn-out or similar obligations (including any such Acquisition Consideration) recognized as a liability on the balance sheet Holdco and its Subsidiaries in accordance with GAAP;

(f) the Attributable Debt of Capital Leases, Securitization Transactions and in respect of Off- Balance Sheet Liabilities;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all Funded Debt of others secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i) all Guarantees with respect to Funded Debt of the types specified in clauses (a) through (h) above of another Person; and

(j) all Funded Debt of the types referred to in clauses (a) through (i) above of any joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint-venturer, except to the extent that such Funded Debt is expressly made non- recourse to such Person.

For purposes hereof, (i) the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments shall be the maximum amount available to be drawn thereunder.

“GAAP”: generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, semi-governmental, judicial, investigative, regulatory or self-regulatory authority (including any applicable supranational bodies, such as the European Union or the European Central Bank).

“GST Act”: the A New Tax System (Goods and Services) Act 1999 (Cth).

“Guarantee”: as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Payment”: as defined in Section 5.12.3.

“Guarantors”: each Person who guarantees payment or performance of any Obligations, including without limitation Holdco and each Operating Domestic Subsidiary.

“Guaranty”: each guaranty agreement executed by a Guarantor in favor of Agent.

“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants of any nature, including petroleum or petroleum distillates, asbestos or asbestos- containing materials, polychlorinated biphenyls, radon gas, or infectious or medical wastes which are listed or regulated pursuant to any Environmental Law.

“Hedging Agreement”: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

“Holdco”: as defined in the preamble to this Agreement.

“Indemnified Taxes”: Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any Obligation.

“Indemnitees”: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of the West Indemnitees.

“Insolvency Proceeding”: (a) any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (i) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (ii) the appointment of a receiver, receiver and manager, trustee, liquidator, provisional liquidator, administrator (including as defined in the Corporations Act), conservator, controller, managing controller, restructuring practitioner (as defined in the Corporations Act) or other custodian for such Person or any part of its Property; or (iii) an assignment or trust mortgage for the benefit of creditors, or (b) a Person becomes insolvent within the meaning of section 95A, or is taken to have failed to comply with a statutory demand under section 459F(1), or must be presumed by a court to be insolvent under section 459C(z), or is the subject of a circumstance specified in section 461 (whether or not an application to court has been made under that section) or, if the Person is a Part 5.7 body, is taken to be unable to pay its debts under section 585, of the Corporations Act; or (c) it becomes the subject of an Ipso Facto Event.

“Intellectual Property”: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, URLs, domain names, social media accounts, internet keywords, websites, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

“Intellectual Property Claim”: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

“Intercompany Subordination Agreement”: the Subordination Agreement of even date herewith, among Holdco, its Subsidiaries and Agent.

“Interest Period”: as defined in Section 3.1.3.

“Inventory”: as defined in the UCC and as defined in the PPSA, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

“Investment”: an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or an advance or capital contribution to or other investment in a Person; provided that, (a) Capital Expenditures shall not in and of themselves constitute “Investments,” and (b) pre-paid inventory shall not constitute an “Investment”.

“IP Assignment”: a collateral assignment or security agreement pursuant to which an Obligor assigns or grants a security interest in its interests in copyrights, patents, trademarks or other intellectual property to Agent, as security for the Obligations.

“Ipso Facto Event”: occurs with respect to a Person, if the Person is or becomes the subject of an announcement, application, compromise, arrangement, managing controller, administration or restructuring as described in section 415D(1), section 434J(1), section 451E(1) or section 454N(1) of the Corporations Act.

“IRS”: the United States Internal Revenue Service.

“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank”: individually and collectively, each of Bank of the West, in its capacity as the issuer of Letters of Credit hereunder, and any other Revolving Lender from time to time designated by Agent or Required Lenders and, subject to Section 2.4.4, reasonably acceptable to Borrowers, as an Issuing Bank, with the consent of such Revolving Lender. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.4 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require

“Issuing Bank Indemnitees”: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

“LC Application”: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank.

“LC Conditions”: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC

Obligations do not exceed the Letter of Credit Sublimit and Revolver Usage do not exceed the Revolver Commitments minus the Reserves then in effect other than the LC Reserve for purposes of this calculation; (c) the expiration date of such Letter of Credit is (i) no more than 365 or 366, as applicable, days from issuance, in the case of standby Letters of Credit; provided that, standby Letters of Credit may provide for automatic renewal for successive periods of 365 or 366, as applicable, days unless the Issuing Bank elects not to extend, (ii) no more than one hundred twenty (120) days from issuance, in the case of documentary Letters of Credit, and (iii) no later than seven days prior to the Revolver Termination Date, in the case of all Letters of Credit, unless Cash Collateralized by such date or Borrowers have delivered a backstop letter of credit reasonably acceptable to Issuing Bank in its reasonable discretion, in the amount of required Cash Collateral; (d) the Letter of Credit and payments thereunder are denominated in Dollars or an Alternative Currency; (e) with respect to Letters of Credit denominated in an Alternative Currency, there shall not have occurred any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to Holdco or any of its Subsidiaries or in the relevant currency markets generally as determined by the Issuing Bank; and (f) the purpose and form of the proposed Letter of Credit is reasonably satisfactory to Agent and Issuing Bank in their reasonable discretion.

“LC Documents”: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrower Agent or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

“LC Obligations”: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; and (b) the aggregate stated amount of all outstanding Letters of Credit.

“LC Request”: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form reasonably satisfactory to Agent and Issuing Bank.

“LC Reserve”: the aggregate of all LC Obligations, other than those that have been Cash Collateralized by Borrowers.

“Lead Arranger and Book Runner”: as defined in the preamble to this Agreement.

“Lender Indemnitees”: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

“Lenders”: as defined in the preamble to this Agreement, and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

“Lending Office”: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

“Letter of Credit”: any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower or any Subsidiary thereof that becomes an Obligor, or any indemnity, Guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower or any Subsidiary thereof that becomes an Obligor.

“Letter of Credit Sublimit”: $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitments.

“LIBOR”: for any Interest Period with respect to a LIBOR Loan, the rate per annum determined by Agent to be the London interbank offered rate (“LIBOR”) as administered by ICE Benchmark Administration, or a comparable or successor rate which rate is reasonably approved by Agent, as of approximately 11:00 a.m. (London time) on the date that is two Business Days prior to commencement of such Interest Period for deposits in Dollars with a term equivalent to such Interest Period (for delivery on the first day of such Interest Period) as appearing on the applicable screen page of Bloomberg (or, in the event such rate does not appear on a Bloomberg screen page, on the appropriate page or screen of such other information service that publishes such rate as shall be selected by Agent in its reasonable discretion); provided that at no time shall LIBOR, when used to calculate interest rates, be less than 0.00% per annum. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

“LIBOR Loan”: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

“LIBOR Revolver Loan”: a Revolver Loan that bears interest based on LIBOR.

“License”: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Licensor”: any Person from whom an Obligor obtains the right to use any Intellectual Property.

“Lien”: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest (including a “security interest” as defined in the PPSA), pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, mortgage, bill of sale, charge, power or title retention arrangement, right of set-off, assignment of income, garnishee order or monetary claim, flawed deposit arrangements or other title exception or encumbrance.

“Lien Waiver”: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

“Loan”: a Revolver Loan.

“Loan Documents”: this Agreement, the Other Agreements and the Security Documents.

“Loan Year”: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

“Maintenance Capital Expenditures”: Capital Expenditures made to maintain the operations of all or any of Holdco and its Subsidiaries at current levels (as of the Closing Date), including, without limitation, Capital Expenditures made to extend the life of fixed assets.

“Margin Stock”: as defined in Regulation U of the Board of Governors.

“Material Adverse Effect”: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect (i) on the business, results of operations, Properties or financial condition of Holdco and its Subsidiaries, taken as a whole, (ii) on the enforceability of any material provision of any of the Loan Documents, or (iii) on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) impairs in any material respect the ability of the Loan Parties as a whole to perform their obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs in any material respect the ability of Agent or the Lenders to enforce or collect the Obligations or to realize upon the Collateral.

“Material Contract”: any agreement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (b) that relates to Subordinated Debt, or to Debt in an aggregate amount of $5,000,000 or more under any such agreement.

“Material Disposition”: any disposition, or series of related dispositions, of (a) all or substantially all of the issued and outstanding Equity Interests in any Person that are owned by Holdco or any of its consolidated Subsidiaries, or (b) assets comprising all or substantially all of the assets (or all or substantially all of the assets constituting a business unit, division, production line or line of business) of Holdco or any of its consolidated Subsidiaries.

“Moody’s”: Moody’s Investors Service, Inc., and its successors.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds”:

(a)     with respect to any sale or disposition by Holdco or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of Holdco or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Debt secured by any Permitted Lien on any asset (other than (A) Debt owing under this Agreement or the other Loan Documents and (B) Debt assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by Holdco or such Subsidiary in connection with such sale or disposition, (iii) taxes paid or payable to any taxing authorities by Holdco or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Holdco or any of its Subsidiaries, and are properly attributable to such transaction, and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (iv) are (x) deposited into escrow with a third party escrow agent or set aside in a separate deposit account that is subject to a control agreement in favor of the Agent, and (y) paid to Agent as a prepayment of the applicable Obligations in accordance with Section 5.4 of this Agreement at such time when such amounts are no longer required to be set aside as such a reserve; and

(b)     with respect to the issuance or incurrence of any Debt by any Borrower or any of its Subsidiaries, or the issuance by any Borrower or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Holdco or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by Holdco or such Subsidiary in connection with such issuance or incurrence, and (ii) taxes paid or payable to any taxing authorities by Holdco or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and are properly attributable to such transaction.

“Non-Operating Domestic Subsidiaries”: the Domestic Subsidiaries that have no operations, assets or liabilities. As of the Closing Date, the Non-Operating Domestic Subsidiaries are: Environmental Mediation, Inc., Manufacturers Mirror & Glass Co., Inc., Todagco, Inc., American Vanguard Corporation of Imperial Valley and AMVAC Ag-Chem (Clovis), Inc.

“Notice of Borrowing”: a Notice of Borrowing, substantially in the form of Exhibit D, to be provided by the Borrower Agent to request a Borrowing of Revolver Loans.

“Notice of Conversion/Continuation”: a Notice of Conversion/Continuation, substantially in the form of Exhibit E, to be provided by the Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans.

“NYFRB”: the Federal Reserve Bank of New York.

“Obligations”: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, including but not limited to Erroneous Payment Subrogation Rights, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, Guarantee, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

“Obligor”: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

“OFAC”: The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off-Balance Sheet Liabilities”: with respect to any Person, (a) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to all amounts or notes receivables sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease under GAAP or (ii) does not (and is not required to) appear as a liability on the consolidated balance sheet of such Person and its Affiliates, but in any case excluding any obligations that are liabilities of any such Person as lessee under any operating lease so long as the terms of such operating lease do not require any payment by or on behalf of such Person at termination of such operating lease pursuant to a required purchase by or on behalf of such Person of the property or assets subject to such operating lease or under any arrangement pursuant to which such Person Guarantees or otherwise assures any other Person of the value of the property or assets subject to such operating lease.

“Operating Domestic Subsidiaries”: as of the Closing Date, the following Domestic Subsidiaries: Agrinos, Inc., Envance Technologies, LLC, OHP, Inc. and TyraTech, Inc., and, after the Closing Date, all Domestic Subsidiaries that do not constitute Non-Operating Domestic Subsidiaries.

“Ordinary Course of Business”: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

“Organic Documents”: with respect to any Person, its charter, certificate or articles of incorporation, constitution, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA”: the Occupational Safety and Hazard Act of 1970.

“Other Agreement”: each LC Document, fee letter, Lien Waiver, Intercompany Subordination Agreement, Intercreditor Agreement, any mortgage, assignment of lease, estoppel letter, attornment agreement, consent agreement, waiver or release related to any Real Estate, other Real Estate agreement pursuant to which any Obligor or any Lender is a party, Compliance Certificate or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

“Other Taxes”: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant”: as defined in Section 13.2.

“Participating Member State”: each state so described in any EMU Legislation.

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“Payment Item”: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

“PBGC”: the Pension Benefit Guaranty Corporation.

“Pension Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Acquisition”: an Acquisition or Acquisitions by any Borrower or any Subsidiary thereof (whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any person or of a majority of the outstanding Equity Interests of any Person (but in any event including any Investment in (x) any Subsidiary which serves to increase such Borrower’s or any Subsidiary’s respective Equity Interests in such Subsidiary or (y) any joint venture for the purpose of increasing such Borrower’s or the relevant Subsidiary’s Equity Interests in such joint venture), provided that, (a) no Default or Event of exist or would result from such Acquisition, (b) the Property acquired (or the Property of the

Person acquired) in such Acquisition is used or useful in the same or a related line of business as such Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (c) the Agent shall have received, within 30 days (or such later date as the Agent may agree in its reasonable discretion) from the date of the consummation of such Acquisition, all items in respect of the Equity Interests or Property acquired in such Acquisition required to be delivered with respect to new Subsidiaries or after-acquired pledged Property and the target will become an Obligor and its assets shall be subject to Liens in favor of the Agent in accordance with, and to the extent required by, the Loan Documents, (d) in the case of an Acquisition of the Equity Interests of another Person, the board of directors, shareholders (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (e) if the aggregate Acquisition Consideration for such Acquisition and all other Acquisitions made during the prior 90 days then ended (collectively, the “Subject Acquisitions”) is equal to or greater than $15,000,000, the Borrower Agent shall have delivered to the Agent prior to the consummation of such Acquisition (i) projections with respect to the Subject Acquisitions that are acceptable to the Agent, and (ii) a Compliance Certificate demonstrating that, upon giving effect to the Subject Acquisitions on a Pro Forma Basis, the Total Leverage Ratio does not exceed 0.25:1.00 less than the required level for such period (taking into account the step-up associated with the Adjusted Covenant Period) for the most recently completed four fiscal quarter period for which the Borrowers have delivered financial statements, (f) the aggregate Acquisition Consideration shall not exceed $100,000,000 in any Fiscal Year, (g) solely with respect to any such Acquisition in which the aggregate Acquisition Consideration exceeds $50,000,000, the Required Lenders shall have consented thereto in writing, and (h) not less than five (5) Business Days prior to the consummation of such Acquisition, such Borrower has delivered to the Agent (i) a certified copy of the purchase agreement with respect to such Acquisition, (ii) annual financial statements (including audits or quality of earnings report, if available) of the target for its three most recent fiscal year periods, and the target’s most current interim financial statements, (iii) updated projections for the Borrowers incorporating the target, and (iv) a certificate (which shall include a Compliance Certificate demonstrating compliance with Section 10.3 on a Pro Forma Basis), duly executed by a Senior Officer demonstrating to Agent’s reasonable satisfaction that such Acquisition is in compliance with the Loan Documents, including without limitation this definition.

“Permitted Asset Disposition”: (a) an Asset Disposition that is a sale or disposition of Cash Equivalents or Inventory in the Ordinary Course of Business; provided, however, that if an Event of Default exists, then no Asset Disposition shall occur under this clause (a) following written notice from Agent to Borrower Agent to discontinue such Asset Dispositions; (b) an Asset Disposition that is a disposition of Equipment that, in the aggregate during any Fiscal Year, has a fair market or book value (whichever is greater) of $1,000,000 or less; (c) so long as no Event of Default exists, an Asset Disposition that is a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) so long as no Event of Default exists, an Asset Disposition other than Inventory (including, but not limited to, Intellectual Property rights) that is no longer necessary, used or useful for such Obligor’s business in the Ordinary Course of Business; (e) so long as no Event of Default exists, an Asset Disposition that is a termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business and would not reasonably be expected to have a Material Adverse Effect; (f) an Asset Disposition that is a disposition of Property between and among Obligors; (g) licensing, on a non-exclusive basis, of Intellectual Property in the Ordinary Course of Business; (h) the leasing, occupancy agreements or sub-leasing of property in the Ordinary Course of Business and which do not materially interfere with the business of Borrower or its Subsidiaries; (i) the sale or discount, in each case without recourse and in the Ordinary Course of Business, of overdue accounts receivable arising in the Ordinary Course of Business; (j) casualty events or condemnation events with respect to any Obligor’s tangible Property so long as fully insured as required under this Agreement; (k) dispositions in the Ordinary Course of Business from Subsidiaries that are not Obligors to other Subsidiaries that are not Obligors; (l) so long as no Event of Default exists, an Asset Disposition that is a disposition of Accounts the aggregate face amount of which do not exceed $15,000,000 that are sold to a Person pursuant to an Accounts purchase agreement that is in form and substance acceptable to Agent; or (m) other Asset Dispositions approved in writing by Agent and Required Lenders.

“Permitted Contingent Obligations”: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with Permitted Asset Dispositions and dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) constituting Investments permitted by this Agreement, (h) pursuant to guaranties by an Obligor of another Obligor with respect to operating leases, contracts and other commitments entered into in the Ordinary Course of Business, (i) to the extent such guaranties are permitted by Section 10.2.1; or (j) other Contingent Obligations in an aggregate amount of $100,000 or less at any one time outstanding.

“Permitted Lien”: as defined in Section 10.2.2.

“Permitted Purchase Money Debt”: Purchase Money Debt and Capital Leases of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate principal amount, when combined with the other Debt permitted under Section 10.2.1(c), does not exceed $25,000,000 outstanding at any one time.

“Person”: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity (including an “entity” (as defined in the Corporations Act)).

“Plan”: any employee benefit plan (as defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

“Platform”: as defined in Section 14.3.3.

“PPSA”: the Personal Property Securities Act 2009 (Cth).

“Prime Rate”: the rate of interest announced by Bank of the West from time to time as its prime rate. Such rate is set by Bank of the West on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of the West shall take effect at the opening of business on the day specified in the announcement.

“Pro Forma Basis”: for purposes of any calculation or transaction hereunder, it shall be deemed to have occurred as of the first day of the most recent four (4) Fiscal Quarter period preceding the date of such calculation or transaction for which Holdco was required to deliver financial statements pursuant to Section 10.1.2(a) or 10.1.2(b). In connection with the foregoing, (a) with respect to any Asset Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction, and (b) with respect to any Acquisition, (i) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for Holdco and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Section 1.1, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Agent, (ii) any Debt incurred or assumed by Holdco or any Subsidiary (including the Person or property acquired) in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination and (iii) adjustments may be made (x) with respect to the EBITDA of any Person or property acquired relating to such period based on cost savings demonstrated for the applicable period in a quality of earnings report (or with respect to an Acquisition of a Person or property with EBITDA of less than $3,000,000 for the most recent twelve month period, as demonstrated by Holdco), such adjustments to be reasonably satisfactory to Agent and (y) consistent with a third-party quality of earnings or financial due diligence report from a recognized accounting firm or other accounting firm reasonably acceptable to Agent. It is understood and agreed that in calculating compliance on a Pro Forma Basis with any financial covenant set forth in Section 10.3 as a condition to the consummation of a certain transaction, (i) such calculation shall be made in accordance with the foregoing after giving effect to (x) such transaction and (y) any other Asset Disposition, Acquisition, Restricted Payment or other applicable calculation or transaction occurring after the end of the most recent four (4) Fiscal Quarter period for which Holdco Borrower was required to deliver financial statements pursuant to Section 10.1.2(a) or 10.1.2(b) and on or prior to the date of such calculation, and (ii) Funded Debt for purposes of such calculation shall be actual Funded Debt as of the date of the consummation of such transaction or calculation, after giving effect thereto.

“Pro Rata”: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the sum of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

“Properly Contested”: with respect to any obligation of Holdco or any Subsidiary thereof, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate action promptly instituted and diligently pursued; (c) adequate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any material portion of the assets of an Obligor; (e) no Lien is imposed on assets of an Obligor, unless bonded and stayed to the reasonable satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Property” or “Properties”: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Money Debt”: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets (including Real Estate) or construction or improvement thereof; (b) Debt (other than the Obligations) incurred within sixty (60) days before or after acquisition of any fixed assets (including Real Estate), for the purpose of financing any of the purchase price or for the construction or improvement thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

“Purchase Money Lien”: a Lien that secures Purchase Money Debt, encumbering (i) in the case of personal Property, only the fixed assets acquired with such Debt (including, in the case of Purchase Money Debt subject to a master lease or similar agreement, all fixed assets acquired with such Debt) and constituting a Capital Lease or a purchase money security interest under the UCC, or, (ii) in the case of Real Estate, such Real Estate, associated fixtures located on such Real Estate and related rights and interests appurtenant to such Real Estate pursuant to a customary mortgage or deed of trust.

“Qualified ECP”: an Obligor with total assets exceeding $10,000,000 or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“RCRA”: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

“Real Estate”: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

“Recipient”: as defined in “Excluded Tax.”

“Reference Time”: with respect to any setting of the then-current Benchmark, (a) if such Benchmark is LIBOR (as determined in respect of Loans denominated in Dollars), 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not LIBOR, the time determined by the Agent in its reasonable discretion.

“Refinancing Conditions”: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced plus any unpaid accrued interest thereon, premium or similar amount required to be paid, including, but not limited to, underwriting discounts, defeasance costs, commissions and fees and expenses, including in the form of original issue discount, incurred in connection with any of the foregoing ; (b) it has a final maturity no sooner than and a weighted average life no less than, and an initial interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are not, taken as a whole, materially less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; and (e) upon giving effect to it, no Default or Event of Default shall have occurred and be continuing.

“Refinancing Debt”: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (c), (d) or (e).

“Register”: as defined in Section 13.3.4.

“Reimbursement Date”: as defined in Section 2.4.2.

“Relevant Governmental Body”: the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

“Report”: as defined in Section 12.2.3.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders”: subject to Section 4.2, Lenders having (a) while Revolver Commitments are outstanding, Revolver Commitments in excess of 50% of the Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, however, that at any time there is less than three Lenders, “Required Lenders” shall mean all Lenders; provided further, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

“Reserve Percentage”: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

“Restricted Investment”: any Investment by a Borrower or Subsidiary, other than (a) Investments existing on the Closing Date and set forth on Schedule 10.2.5; (b) Investments in cash and Cash Equivalents that are subject to Agent’s Lien and control (other than cash and Cash Equivalents not required to be subject to a Control Agreement hereunder); (c) guarantees and loans and advances permitted under Section 10.2.1 and Section 10.2.7, respectively; (d) any Investments in any Obligor; (e) acquisitions of securities from Account Debtors received in connection with any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors, Investments consisting of extensions of credit in the nature of Accounts or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financial troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss; (f) the receipt and holding of promissory notes and other non-cash consideration received in connection with any Asset Disposition permitted by Section 10.2.6; (g) Investments in Hedging Agreements to the extent permitted under Section 10.2.14, (h) deposits, prepayments and other credits to suppliers made in the Ordinary Course of Business; (i) extensions of trade credit in the Ordinary Course of Business; (j) Investments made in the Ordinary Course of Business and resulting from pledges and deposits constituting Permitted Liens; (k) Permitted Contingent Obligations; (l) Investments of any Person in existence at the time such Person becomes a Subsidiary as part of a Permitted Acquisition; provided that such Investment was not created in anticipation of such Person becoming a Subsidiary; (m) Investments to the extent made with the proceeds of, or paid for by the issuance of, any Equity Interests issued by (or capital contributions to) the Borrowers that are used by the Borrowers or any of their Subsidiaries substantially contemporaneously to make such Investment; (n) Investments in one or more Subsidiaries that are not Obligors in an aggregate amount outstanding at any time not to exceed $150,000,000 (which exclude, for the avoidance of doubt, Investments permitted under clause (a) above and guarantees and loans and advances permitted under Section 10.2.1 and Section 10.2.7, respectively); (o) Investments in joint ventures with any Person that is not an Affiliate in an aggregate amount outstanding at any time not to exceed $50,000,000; and (p) Permitted Acquisitions.

“Restrictive Agreement”: an agreement (other than a Loan Document) that conditions or materially restricts the right of any Borrower, Subsidiaries or other Obligor to incur or repay the Obligations, to grant Liens on the Collateral in favor of Agent and the Lenders, to declare or make Distributions, to modify, extend or renew any agreement evidencing the Obligations, or to repay any intercompany Debt.

“Revaluation Date”: (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a LIBOR Loan denominated in an Alternative Currency, (ii) each date of a continuation of a LIBOR Loan denominated in an Alternative Currency in accordance with this Agreement, and (iii) such additional dates as Agent shall determine or the Required Lenders shall require; (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in an Alternative Currency; and (c) such additional dates as Agent or the Issuing Bank shall reasonably determine or the Required Lenders shall reasonably require.

“Revolver Commitment”: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Section 2.1.6 or an Assignment and Acceptance to which it is a party. “Revolver Commitments”: the aggregate amount of such commitments of all Lenders.

“Revolver Commitment Termination Date”: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

“Revolver Lenders” Revolver Loan Lenders and Issuing Bank.

“Revolver Loan”: a loan made pursuant to Section 2.1.

“Revolver Loan Lender”: a Lender that has a Revolver Commitment or that has an outstanding Revolver Loan.

“Revolver Termination Date”: the date that is five years from the Closing Date.

“Revolver Usage”: (a) the aggregate amount of outstanding Revolver Loans; plus (b) the aggregate outstanding LC Obligations.

“Royalties” all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

“Same Day Funds”: (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by Agent or the Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Sanctioned Entity”: (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to or the target of any Sanctions (including, at the time of this Agreement, Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe).

“Sanctioned Person”: at any time, (a) any Person listed on any Sanctions-related list of designated Persons maintained by the OFAC, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Entity or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions”: all economic    or    financial sanctions or    trade    embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Secured Bank Product Obligations”: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Subsidiary to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

“Secured Bank Product Provider”: (a) Bank of the West or any of its Affiliates; and (b)any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers a Secured Bank Product Provider Agreement to Agent within 10 days following the later of the Closing Date or creation of the Bank Product.

“Secured Bank Product Provider Agreement”: an agreement in substantially the form of Exhibit F, executed and delivered by any Lender or Affiliate (other than Bank of the West) that is providing a Bank Product, (a) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (b) agreeing to be bound by Section 12.13.

“Secured Parties”: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Documents”: the Guaranties, IP Assignments, Deposit Account Control Agreements, Stock Pledges and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

“Senior Officer”: the chairman of the board, president, treasurer, controller, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

“Settlement Report”: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

“SOFR”: with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (Los Angeles time) on the immediately succeeding Business Day.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent”: as to any Person, such Person (a) owns Property whose fair salable value (as defined below) is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“Spot Rate”: with respect to any currency, the rate determined by Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£”: the lawful currency of the United Kingdom.

“Stock Pledges”: the stock pledges to be executed by each Obligor, in favor of Agent, whereby each Obligor pledges the stock of its Subsidiaries as security for the Obligations.

“Subordinated Debt”: Debt incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations in a manner reasonably satisfactory to Agent, and is on other terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent. For the purposes of this Agreement, Subordinated Debt shall include intercompany Debt among Holdco and its Subsidiaries subject to the Intercompany Subordination Agreement.

“Subsidiary”: any entity more than 50% of whose voting securities or Equity Interests is owned by an Obligor or any combination of Obligors (including indirect ownership by an Obligor through other entities in which such Obligor directly or indirectly owns more than 50% of the voting securities or Equity Interests).

“Swap Obligations”: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Lender”:    Bank of the West or any replacement agent that has funded Swingline Loans.

“Swingline Loan”:    any Borrowing of Revolver Loans funded with the Swingline Lender’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

“TARGET Day”: any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes”: all present or    future taxes, levies, rates, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, including without limitation any stamp duty, GST and any transaction taxes and duties.

“Term SOFR”: for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice”: a notification from Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event”: the determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agent, and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.1.5 that is not Term SOFR.

“Total Leverage Ratio”: as of any date of determination, the ratio of (a) Funded Debt of Holdco and its Subsidiaries on a consolidated basis, to (b) TTM Consolidated EBITDA.

“Transactions”: collectively, the transactions contemplated by this Agreement and the other Loan Documents.

“Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

“TTM Consolidated EBITDA”: as of the date of determination and on a consolidated basis for Holdco and its Subsidiaries, Consolidated EBITDA for the most recent prior four Fiscal Quarter period.

“UCC”: the Uniform Commercial Code as in effect in the state of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability”: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

“United States” or “U.S.”: United States of America.

“Unused Line Fee Rate”: the applicable per annum rate set forth in the chart in the definition of “Applicable Margin” under the heading “Unused Line Fee Rate”.

“Upstream Payment”: a Distribution by a Subsidiary of a Borrower to the holders of its Equity Interests.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2    Accounting Terms. Under the Loan Documents (except as otherwise specified herein or in any other Loan Document), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower Agent delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner reasonably satisfactory to Required Lenders and the Borrowers to take into account the effects of the change.

1.3    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the state of New York and the PPSA from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means the time of day at Agent’s notice address under Section 14.3.1; or (g) unless otherwise specified herein, discretion of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person. All references to Value, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by

Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. A reference to Borrowers’ “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5    Certain Calculations. For purposes of making all calculations of the Fixed Charge Coverage Ratio, all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired or disposed of by Borrowers or their respective Subsidiaries after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Borrowers on a Pro Forma Basis.

1.6    Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Pacific standard time or Pacific daylight saving time, as in effect in Los Angeles, California on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

1.7    Exchange Rates; Currency Equivalents.

(a)     Agent or the Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Borrowings or any other Obligations denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date occurs. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by Agent or the Issuing Bank, as applicable.

(b)     Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a LIBOR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, LIBOR Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by Agent or the Issuing Bank, as the case may be.

1.8    Additional Alternative Currencies.

(a)    Borrower Agent may from time to time request that LIBOR Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of LIBOR Loans, such request shall be subject to the approval of Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of Agent and the Issuing Bank.

(b)    Any such request shall be made to Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to LIBOR Loans, Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, Agent shall promptly notify the Issuing Bank thereof. Each Lender (in the case of any such request pertaining to LIBOR Loans) or the Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of LIBOR Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)    Any failure by a Lender or the Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding clause (b) shall be deemed to be a refusal by such Lender or the Issuing Bank, as the case may be, to permit LIBOR Loans to be made or Letters of Credit to be issued in such requested currency. If Agent and all the Lenders consent to making LIBOR Loans in such requested currency, Agent shall so notify Borrower Agent and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of LIBOR Loans; and if Agent and the Issuing Bank consent to the issuance of Letters of Credit in such requested currency, Agent shall so notify Borrower Agent and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If Agent shall fail to obtain consent to any request for an additional currency under this Section 1.8, Agent shall promptly so notify Borrower Agent.

1.9    Change of Currency.

(a)     Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)     Each provision of this Agreement shall be subject to such reasonable changes of construction as Agent may from time to time specify by prior written notice to Borrower Agent to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)     Each provision of this Agreement also shall be subject to such reasonable changes of construction as Agent may from time to time specify by prior written notice to Borrower Agent to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 2.     CREDIT FACILITIES

2.1     Revolver Commitment.

2.1.1     Revolver Loans. Each Revolver Loan Lender severally agrees, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Revolver Commitment Termination Date in an aggregate principal amount that will not exceed such Lender’s Pro Rata share of the Revolver Commitments after the deduction of the LC Reserve. Subject to the terms and conditions of this Agreement, Revolving Loans may be denominated in Dollars or in an Alternative Currency. Each Revolving Loan denominated in an Alternative Currency must be a LIBOR Loan. The aggregate amount of Revolving Loans denominated in an Alternative Currency shall not exceed the Alternative Currency Sublimit.

2.1.2     Revolver Notes. The Revolver Loans made by each Revolver Loan Lender and interest accruing thereon shall be evidenced by the records of Agent and such Revolver Loan Lender. At the request of any Revolver Loan Lender, Borrowers shall deliver to such Revolver Loan Lender a promissory note in substantially the form of Exhibit 2.1.2 evidencing its Revolver Loans.

2.1.3     Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to pay fees and transaction expenses associated with the closing of this Agreement (including Agent’s expenses); (b) to pay Obligations in accordance with this Agreement; and (c) for lawful corporate purposes of Borrowers.

2.1.4     Voluntary Reduction or Termination of Revolver Commitments.

(a)    The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon prior written notice to Agent at any time, Borrowers may, at their option, terminate the Revolver Commitments. Any notice of termination given by Borrowers shall be irrevocable. On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)    Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Revolver Loan Lender, without penalty or premium, except as otherwise provided in Section 3.9, upon prior written notice to Agent delivered at any time, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum aggregate amount of $5,000,000 and any whole multiple of $1,000,000 in excess thereof.

2.1.5    Reserved.

2.1.6     Increase in Commitments. Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount equal to the lesser of (i) $5,000,000, or (ii) the balance of the amount available under clause (b), and is offered on the same terms as existing Revolver Commitments, except for fees which shall be determined the applicable Lenders, (b) increases under this Section do not exceed $150,000,000 in the aggregate, (c) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, (d) no Default or Event of Default shall have occurred and be continuing, (e) the representations and warranties of the Obligors in the Loan Documentation shall be true and correct in all material respects (other than (i) with respect to any representations and warranties that are made as of an earlier date which shall be true and correct in all material respects as of such earlier date and (ii) any such representation or warranty qualified by materiality or “Material Adverse Effect” or similar language which shall be accurate in all respects after giving effect to such qualification). Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each applicable Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments, and become Lenders hereunder. Agent may allocate, in its reasonable discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided that conditions in this Section 2.1.6 and 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request. Agent, Borrowers, and new and existing applicable Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments. On the effective date of an increase, all outstanding Revolver Loans, LC Obligations, and other exposures under the Revolver Commitments, as applicable, shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments. The terms and provisions of the incremental Revolver Loans will be identical to the terms and conditions applicable to the existing Revolver Loans.

2.2    Reserved.

2.3    Reserved.

2.4    Letter of Credit Facility.

2.4.1     Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time (or until the Revolver Commitment Termination Date, if earlier) on behalf of an Obligor, on the terms set forth herein, including the following:

(a)     Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, Borrowers or such Lender has entered into arrangements reasonably satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit until such notice is withdrawn in writing by the Required Lenders or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)     Letters of Credit may be requested by Borrower Agent to support obligations incurred for proper corporate purposes of a Borrower or any Subsidiary that is an Obligor, or as otherwise approved by Agent. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)     Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon (so long as they appear on their face to comply with the Letter of Credit); the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower or a Subsidiary that is an Obligor; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers or a Subsidiary that is an Obligor are discharged with proceeds of any Letter of Credit. In the event of a conflict between the terms of any LC Application and this Agreement, the provisions of this Agreement shall govern.

(d)     In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in- fact selected with reasonable care.

2.4.2    Reimbursement; Participations.

(a)     If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit and, to the extent not paid by Borrowers on the Reimbursement Date, such amount shall automatically be converted to a Revolver Loan and accrue interest at the Adjusted Base Rate plus the Applicable Margin from the Reimbursement Date until paid by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers or a Subsidiary that is an Obligor may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Adjusted Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Revolver Loan Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated or the conditions in Section 6 are satisfied. In the case of a Letter of Credit denominated in an Alternative Currency, Borrowers shall reimburse the Issuing Bank in such Alternative Currency, unless (i) the Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (ii) in the absence of any such requirement for reimbursement in Dollars, Borrower Agent shall have notified the Issuing Bank promptly following receipt of the notice of drawing that the applicable Borrower will reimburse the Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuing Bank shall notify Borrower Agent of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), Borrowers shall reimburse the Issuing Bank in an amount equal to the amount of such drawing and in the applicable currency. If Borrowers fail to so reimburse Issuing Bank by such time, Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata share thereof. In such event, Borrowers shall be deemed to have requested a Borrowing of an Adjusted Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, and Agent shall make such Adjusted Base Rate Loan on Borrowers’ behalf.

(b)     Upon issuance of a Letter of Credit, each Revolver Loan Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Revolver Lenders and each Revolver Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Revolver Loan Lender’s Pro Rata share of such payment. Upon request by a Revolver Loan Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)     The obligation of each Revolver Loan Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Revolver Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Revolver Loan Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)     No Issuing Bank Indemnitee shall be liable to any Revolver Loan Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions from Required Lenders.

2.4.3     Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default has occurred and the Obligations have been accelerated and/or the Commitments have been terminated, (b) after the Commitment Termination Date, or (c) within 7 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. Borrowers shall, if notified by 10:00 a.m. (Los Angeles time) by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender on the same Business Day (and otherwise on the Business Day following receipt of such notification). If Borrowers fail to provide any Cash Collateral as required hereunder, Revolver Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated or the conditions in Section 6 are satisfied).

2.4.4     Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers. On and after the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

SECTION 3.     INTEREST, FEES AND CHARGES

3.1     Interest.

3.1.1     Rates and Payment of Interest.

(a)     The Obligations shall bear interest (i) if an Adjusted Base Rate Loan, at the Adjusted Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Adjusted Base Rate in effect from time to time, plus the Applicable Margin for Adjusted Base Rate Revolver Loans.

(b)     During an Insolvency Proceeding with respect to any Borrower or the continuation of an Event of Default under Section 11.1(a), or during any other Event of Default that continues for at least 30 days after its occurrence, if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)     Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue. Interest accrued on the Adjusted Base Rate Loans shall be due and payable in arrears, (i) on the last Business Day of each calendar quarter; and (ii) on the Revolver Termination Date. Interest accrued on LIBOR Loans shall be due and payable in arrears on the last day of the Interest Period; provided that if any Interest Period exceeds three months, interest shall be due and payable every three months after the beginning of such Interest Period. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2     Application of LIBOR to Outstanding Loans.

(a)     Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Adjusted Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan, and may (and shall at the direction of Required Lenders) demand that any or all of the then outstanding LIBOR Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(b)     Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. (Los Angeles time) (i) at least three Business Days before the requested conversion or continuation date with respect to Loans denominated in Dollars, and (ii) at least five Business Days before the requested conversion or continuation date with respect to Loans denominated in any Alternative Currency. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Adjusted Base Rate Loans. No LIBOR Loan may be converted into or continued as a LIBOR Loan denominated in a different currency, but instead must be prepaid in the original currency of such LIBOR Loan and reborrowed in Dollars or an Alternative Currency.

3.1.3     Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be one, three or six months; provided, however, that:

(a)     the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)     if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day;

(c)     no Interest Period shall extend beyond the Revolver Termination Date; and

(d)     with respect to LIBOR Loans, (i) Agent shall determine LIBOR at the beginning of any Interest Period and such LIBOR shall be fixed for such Interest Period, (ii) interest shall be paid at the end of an Interest Period, or in the case of Interest Periods greater than 90 days, interest shall be paid at the end of each 90 day period.

3.1.4     Interest Rate Not Ascertainable. If Agent shall reasonably determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.1.5     Successor LIBOR Index.

(a)     Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any (a) Benchmark setting at or after 5:00 p.m. (Los Angeles time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)     Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this paragraph (b) shall not be effective unless the Agent has delivered to the Lenders and the Borrower Agent a Term SOFR Notice.

(c)     Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)     Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower Agent and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, the Required Lenders pursuant to this Section 3.1.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.1.5.

(e)     Removal and/or Reinstatement of Tenor. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)     Benchmark Unavailability Period. Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Agent may revoke any request for a Borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request for a Borrowing of LIBOR Loans into a request for a Borrowing of or conversion to Adjusted Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Adjusted Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Adjusted Base Rate.

(g)     Floor. Notwithstanding anything to the contrary herein or in any other Loan Document, if the Benchmark Replacement as determined pursuant to this Section 3.1.5 would be less than zero percent, the Benchmark Replacement will be deemed to be zero percent for the purposes of this Agreement and the other Loan Documents.

3.2     Fees.

3.2.1     Unused Line Fee for Revolver Loans. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders that have Revolver Commitments, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the last Business Day of each calendar quarter and on the Commitment Termination Date.

3.2.2     LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Revolver Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable quarterly in arrears, on the last Business Day of each calendar quarter; (b) to Issuing Bank, for its own account, a fronting fee equal to 0.25% of the stated amount of each Letter of Credit, which fee shall be payable on the date of issuance; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. At such time as the Obligations accrue interest at the Default Rate under Section 3.1.1(b), and without duplication of such increase, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3     Fee Letter. Borrowers shall pay all fees set forth in the fee letter executed in connection with this Agreement.

3.3     Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed (a) for the actual days elapsed, based on a year of 360 days with respect to LIBOR Loans denominated in Dollars, (b) based on applicable market practice reasonable selected by Agent with respect to LIBOR Loans denominated in any Alternative Currency, and (c) 365-366 (as applicable) days with respect to Adjusted Base Rate Loans or any other Obligation that bears interest based on the Adjusted Base Rate. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.10, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4     Reimbursement Obligations.

(a)     Agent’s Expenses. Borrowers shall reimburse Agent for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other out-of-pocket fees, costs and expenses actually incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan

Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party.

(b)     Lenders’ Expenses. Borrowers shall also reimburse each Lender for all legal and other costs and expenses actually incurred by it in connection with (a) the exercise or enforcement of any rights or remedies of such Lender against the Obligors under the Loan Documents and (b) the negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. For the avoidance of doubt, the Borrowers are not required to reimburse any Lender for the costs and expenses arising from the negotiation and preparation of any Loan Documents, including any amendment or other modification thereof.

(c)     Alternative Currency Losses. Borrowers shall also reimburse each Lender for all losses, fees, costs and expenses and other amounts resulting from the failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit denominated in an Alternative Currency on its schedules due date or any payment thereof not made in such Alternative Currency.

(d)     Certain Retroactive Adjustments to Applicable Margin. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is reasonably determined prior to Full Payment of all of the Obligations that a higher Applicable Margin should have applied to a period than was actually applied, then, following Agent’s consultation with Borrowers, the proper margin shall be applied retroactively for the applicable period and Borrowers shall within three (3) Business Days of request pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.

(e)    Timing of Payments. All amounts payable by Borrowers under this Section shall be due within thirty (30) days of receipt by the Borrower Agent of an invoice relating thereto setting forth such expense in reasonable detail (other than with respect to fees and expenses accrued through the Closing Date, which shall be paid (a) on the Closing Date if such documentation reasonably supporting such fees and expenses is provided within three (3) days prior to the Closing Date, or (b) within three (3) Business Days after delivery of such supporting documentation if not timely delivered before the Closing Date).

(f)     Legal Counsel Matters. All such reimbursement obligations, including Extraordinary Expenses, shall be limited, (i) in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel to Agent, plus, if reasonably necessary, one primary counsel to Agent and the Lenders, taken as a whole, plus, if reasonably necessary, one local counsel in each applicable jurisdiction which, in each case, shall exclude allocated costs of in-house counsel and (ii) in the case of other consultants and advisers, to the reasonable and documented fees and expenses of such Person.

3.5     Illegality. If any Lender reasonably determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the London or other applicable interbank market, then, on written notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Adjusted Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such written notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Adjusted Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6     Inability to Determine Rates. If Required Lenders notify Agent in writing for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan (whether denominated in Dollars or an Alternative Currency) that (a) Dollar or such Alternative Currency deposits are not being offered to banks in the London or other applicable interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) withdraws such notice. Upon receipt of such written notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for an Adjusted Base Rate Loan.

3.7     Increased Costs; Capital Adequacy.

3.7.1    Change in Law. If any Change in Law shall:

(a)     impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR) or Issuing Bank;

(b)     subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes and Other Taxes which are governed by Section 5.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank, and, for the avoidance of doubt, without duplication of Section 5.10); or

(c)     impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) by an amount deemed by such Lender or Issuing Bank to be material, then, within fifteen (15) days after written demand of such Lender or Issuing Bank (which shall set forth in reasonable detail the amount(s) due and the basis therefor), Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2     Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy or liquidity), then from time to time upon receipt in reasonable detail (which detail shall not include any confidential or price sensitive information or any other information to the extent prohibited by law) of the amounts due and the basis therefor, Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3     Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than 180 days prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

3.8     Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.10, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or unlawful. Borrowers shall pay all costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9     Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, excluding loss of anticipated profits, but including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any LIBOR Loan, but this Section shall apply as if each Lender had purchased such deposits.

3.10     Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.11     Replacement Lender. Borrower Agent may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for a Lender seeking payment or compensation under Sections 3.6, 3.7, 3.9 or 5.10 of this Agreement (or that is a Defaulting Lender (any such Lender, an “Affected Lender”)), which Replacement Lender shall be reasonably satisfactory to Agent and the Issuing Bank. In the event Borrower Agent obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Revolver Commitment hereunder within ninety (90) days following notice to Agent and the Affected Lender of Borrower Agent’s intention to do so (the “Replacement Notice”), the Affected Lender shall sell and assign its Loans and Revolver Commitment, without recourse, to such Replacement Lender in accordance with the provisions of Section 13.3; provided that, (a) Borrower Agent and Issuing Bank shall have consented thereto in writing, (b) such assignment will in fact result in a reduction in such compensation and payment then payable to the Affected Lender, (c) such assignment does not conflict with Applicable Laws or regulations, (d) (i) Borrowers or the Replacement Lender have reimbursed such Affected Lender for any administrative fee payable by such Affected Lender to Agent pursuant to Section 13.3 and (ii) in any case where such replacement occurs as the result of a demand for payment of certain costs or Taxes pursuant to Sections 3.6, 3.7, 3.9 or 5.10, Borrowers have paid all increased costs for and Taxes to which such Affected Lender is entitled to under such Sections 3.6, 3.7, 3.9 or 5.10 through the date of such sale and assignment; provided, further, that, each Replacement Lender shall be an Eligible Assignee. Such Affected Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment. An Affected Lender shall not be required to make any such assignment and delegation if, on or before sixty (60) days after Agent’s and the Affected Lender’s receipt of the Replacement Notice, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling Borrower Agent to require such assignment and delegation cease to apply. Nothing in this Section 3.11 shall limit or impair (A) any rights that any Borrower or Agent may have against any Lender that is a Defaulting Lender or (B) Agent’s rights to replace a Lender in accordance with Section 13.4.

SECTION 4.     LOAN ADMINISTRATION

4.1     Manner of Borrowing and Funding Revolver Loans.

4.1.1     Notice of Borrowing – Revolver Loans.

(a)     Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (Los Angeles time) (i) at least one Business Day prior to the requested funding date, in the case of Adjusted Base Rate Loans (or on the requested funding date in the case of Adjusted Base Rate Loans to be made on the Closing Date), (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans denominated in Dollars, and (iii) at least five Business Days prior to the requested funding date, in the case of LIBOR Loans denominated in any Alternative Currency. Notices received after 11:00 a.m. (Los Angeles time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Adjusted Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified). Each Borrowing of an Adjusted Base Rate Loans when made shall be in a minimum amount of $500,000 (or the Dollar Equivalent thereof if such Loan is denominated in an Alternative Currency) and whole multiples of $500,000 (or the applicable Dollar Equivalent) in excess thereof.

(b)     Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, and including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations, but excluding Obligations other than principal, interest, scheduled fees and LC Obligations, which are being disputed by written notice to Agent and in good faith by Borrower and are not more than thirty (30) days past due) shall be deemed to be a request for Adjusted Base Rate Revolver Loans on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)     If Borrowers maintain any disbursement account with Agent or any Affiliate of Agent, then presentation for payment of any Payment Item when there are insufficient funds to cover it shall be deemed to be a request for an Adjusted Base Rate Revolver Loan on the date of such presentation, in the amount of the Payment Item. The proceeds of such Revolver Loan may be disbursed directly to the disbursement account.

4.1.2     Reserved.

4.1.3     Fundings by Lenders. Each Revolver Loan Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that are properly requested hereunder. Agent shall endeavor to notify each Revolver Loan Lender of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon (Los Angeles time) on the date prior to the proposed funding date for Adjusted Base Rate Loans, by 3:00 p.m. (Los Angeles time) at least three Business Days before any proposed funding of LIBOR Loans denominated in Dollars and by 3:00 p.m. (Los Angeles time) at least five Business Days before any proposed funding of LIBOR Loans denominated in any Alternative Currency. Each Revolver Loan Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. (Los Angeles time) on the requested funding date, unless Agent’s notice is received after the times provided above, in which case such Lender shall fund its Pro Rata share by 11:00 a.m. (Los Angeles time) on the next Business Day. Subject to its receipt of such amounts from Revolver Loan Lenders, Agent shall disburse the proceeds of the Revolver Loans, as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Revolver Loan Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Revolver Loan Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.4(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.4     Notices. Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent made by Borrower Agent. Borrower Agent shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.1.5     Swingline Loans; Settlement.

(a)     Swingline Lender may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $25,000,000. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account and shall accrue at LIBOR plus the Applicable Margin for LIBOR Loans from the date made until payment by Borrowers. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note. Without limiting anything else set forth herein, Swingline Lender shall not make make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such making such Swingline Loan may have, Fronting Exposure

(b)     Settlement of Swingline Loans and other Revolver Loans among Lenders and Agent shall take place on a date determined from time to time by Agent, on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its reasonable discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrowers or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.2     Defaulting Lender.

4.2.1     Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2     Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Revolver Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Revolver Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3     Cure. Borrowers, Agent, Swing Line Lender and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among the applicable Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by

Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3     Number and Amount of LIBOR Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $5,000,000 (or the Dollar Equivalent thereof if such Borrowing is denominated in an Alternative Currency) and whole multiples of $1,000,000 (or the applicable Dollar Equivalent) in excess thereof. No more than ten (10) Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4     Borrower Agent. Each Borrower hereby designates Borrower Agent as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5     One Obligation. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6     Effect of Termination. On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case reasonably satisfactory to it, protecting Agent and Lenders from the dishonor or return of any Payment Items previously applied to the Obligations. Sections 2.4, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

4.7     Erroneous Payment.

4.7.1     If the Agent notifies a Lender, Issuing Bank or other Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or other Secured Party (any such Lender, Issuing Bank, or other Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, or other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender, Issuing Bank or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause shall be conclusive, absent manifest error.

4.7.2     Without limiting the obligations set forth in Section 4.7.1, each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent(or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent(or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

4.7.2.1     (A) in the case of clauses (x) or (y) in Section 4.7.2, an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of clause (z) in Section 4.7.2), in each case, with respect to such payment, prepayment or repayment; and

4.7.2.2     such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section; and

4.7.3     Each Lender, Issuing Bank or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Agent under Section 4.7.1 or under the indemnification provisions of this Agreement.

4.7.4     In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with Section 4.7.1, from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrowers or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the

Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

4.7.5     The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Obligor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers or any other Obligor for the purpose of making such Erroneous Payment.

4.7.6     To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

4.7.7     Each party’s obligations, agreements and waivers under this Section 4.7 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION 5.     PAYMENTS

5.1     General Payment Provisions. All payments of Obligations shall be made subject to Section 5.10, without offset, counterclaim or defense of any kind, except as otherwise required by Applicable Law, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon (Los Angeles time) on the due date with respect to Obligations denominated in Dollars and not later than the Applicable Time on the due date with respect to Obligations denominated in Alternative Currencies. All payments of Obligations shall be made in Dollars or, with respect to LIBOR Loans denominated in an Alternative Currency, in such Alternative Currency. Any payment after such time(s) shall be deemed made on the next Business Day. Borrower Agent on behalf of Borrowers, may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans shall be applied first to Adjusted Base Rate Loans and then to LIBOR Loans (unless otherwise requested by the Borrowers); provided, however, that as long as no Event of Default exists at the time of such prepayment, prepayments of LIBOR Loans may, at the option of Borrowers and Agent, be held by Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods. If, for any reason, any Borrower is prohibited by any Applicable Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of such Alternative Currency.

5.2     Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium, except as otherwise provided in Section 3.9.

5.3     Aggregate Commitments. If the aggregate outstanding principal amount of Revolving Loans at any time exceeds an amount equal to 105% of the Revolving Commitments then in effect, then, within two (2) Business Days after notice thereof from Agent, the Borrowers shall prepay such Loans and/or Cash Collateralize the LC Obligations in an aggregate amount sufficient to reduce the LC Obligations as of such date of payment to an amount not to exceed 100% of the Revolving Commitments then in effect. Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations with respect to the risk that was required to be Cash Collateralized.

5.4     Alternative Currency Sublimit. If the aggregate outstanding principal amount of Revolving Loans denominated in Alternative Currencies at any time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two (2) Business Days after notice thereof from Agent, the Borrowers shall prepay such Loans in an aggregate amount sufficient to reduce such principal as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

5.5     Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, within three (3) Business Days of receipt of written request by Agent.

5.6     Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.7     Application and Allocation of Payments.

5.7.1     Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its reasonable discretion.

5.7.2     Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on the Collateral, setoff or otherwise, shall be allocated as follows:

(a)     FIRST, to all costs and expenses, including Extraordinary Expenses, owing to Agent (other than costs and expenses in respect of Secured Bank Product Obligations);

(b)     SECOND, to all amounts owing to Issuing Bank;

(c)     THIRD, to all Obligations constituting fees (other than Secured Bank Product Obligations);

(d)     FOURTH, to all Obligations constituting interest (other than Secured Bank Product Obligations);

(e)     FIFTH, to Cash Collateralization of LC Obligations;

(f)     SIXTH, to all Loans, and to Secured Bank Product Obligations arising under Hedging Agreements (including Cash Collateralization thereof);

(g)     SEVENTH, to all other Secured Bank Product Obligations existing therefor; and

(h)     LAST, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of all preceding categories. If amounts are insufficient to satisfy a category, Obligations in the category shall be paid on a pro rata basis. Amounts distributed with respect to any Secured Bank Product Obligation shall be calculated using the methodology reported to Agent for such Obligation (but no greater than the maximum amount reported to Agent). Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from the applicable Secured Bank Product Provider. If the provider fails to deliver the calculation within five Business Days following request, Agent may assume the amount is zero. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section 5.7.2.

5.7.3     Defaulting Lender Waterfall. Notwithstanding anything in any Loan Document to the contrary, any payment of principal, interest, fees or other amounts received by Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to this Section 5.7, Article VIII or otherwise, and including any amounts made available to Agent by such Defaulting Lender), shall be applied at such time or times as may be determined by Agent as follows:

(a)     FIRST, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder;

(b)     SECOND, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Bank hereunder;

(c)     THIRD, if so determined by Agent or requested by the Issuing Bank, to be held as Cash Collateral for future Fronting Exposure with respect to such Defaulting Lender of any participation in any Letter of Credit;

(d)     FOURTH, as Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent;

(e)     FIFTH, if so determined by Agent and Borrower Agent, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy obligations of such Defaulting Lender to fund future Loans, and participations in Letter of Credit under this Agreement;

(f)     SIXTH, to the payment of any amounts owing to Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(g)     SEVENTH, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(h)     LAST, to such Defaulting Lender or as otherwise conferred thereunder or directed by a court of competent jurisdiction;

provided, however, that if (x) such payment is a payment of the principal amount of any Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the LC Conditions were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all Lenders other than Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations are held by Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 5.7.2. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.7.3 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

5.8     Reserved.

5.9     Account Stated. Agent shall maintain in accordance with its usual and customary practices account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.10     Taxes.

5.10.1     Payments Free of Taxes. All payments by Obligors of Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, except as required by Applicable Law. If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax or Australian Withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.11 (to the extent permitted by Applicable Law) and the Obligor or Agent (as applicable) shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes or Australian Withholding Tax, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made. Without limiting the foregoing and without duplication of other amounts payable by the Borrowers under this Section, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with Applicable Law.

5.10.2     Tax Indemnification by Borrowers. Borrowers shall indemnify, hold harmless and reimburse (within 30 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes or Australian Withholding Tax (including those attributable to amounts payable under this Section 5.10.2) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and expenses relating thereto. A certificate as to the calculations of any such payment or liability shall be delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error. As soon as practicable after any payment of Indemnified Taxes or Other Taxes or Australian Withholding Tax by a Borrower to a relevant Governmental Authority, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

5.10.3     Refunds. If any Lender or Issuing Bank determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by Borrowers pursuant to this Section 5.10, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 5.10 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund) to such Borrower, net of all out-of-pocket expense of such Lender or Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of Lender or Issuing Bank, as the case may be, agrees promptly to return such refund, plus any penalties, interest or other charges imposed on such party by the relevant Governmental Authority, to such party in the event such party is required to repay such refund to the relevant Governmental Authority. This subsection shall not be construed to require any Lender or Issuing Bank, as the case may be, to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

5.11     Lender Tax Information.

5.11.1     Status of Lenders. Each Recipient shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes or information reporting requirements, (b) if applicable, the required rate of withholding or deduction, and (c) such Recipient’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction.

5.11.2     Documentation. Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,

(a)     any Recipient that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent two duly signed and properly completed copies of IRS Form W-9 or such other documentation or information prescribed by Applicable Law on or prior to the date on which such Lender becomes a Lender hereunder, upon the expiration, obsolescence or invalidity of any previously delivered form and after the occurrence of any change in circumstance relating to the Lender requiring a change in the most recent form previously delivered by it to Borrower Agent (and from time to time thereafter upon request by Agent or Borrower Agent), in each case certifying that such Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal backup withholding tax;

(b)     if any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent (i) on or prior to the date on which such Lender becomes a Lender hereunder, (ii) upon the expiration, obsolescence or invalidity of any previously delivered form, and (iii) after the occurrence of any change in circumstances relating to the Lender requiring a change in the most recent form previously delivered by it to Borrower Agent (and from time to time thereafter upon request by Agent or Borrower, but only if such Foreign Lender is legally entitled to do so), (a) two duly signed and properly completed copies of IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) two duly signed and properly completed copies of IRS Form W-8ECI; (c) two duly signed and properly completed copies of IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, two duly signed and properly completed copies of IRS Form W-8BEN or W-8BEN-E and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made, including, if applicable, any documentation necessary to prevent withholding under Sections 1471 or 1472 of the Code (as of the date hereof, and any regulations promulgated thereunder and any interpretation or other guidance issued in connection therewith); and

(c)     if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower Agent and Agent at the time(s) prescribed by Applicable Law and otherwise as reasonably requested by Borrower Agent or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the date hereof.

(d)     On or before the date Agent becomes a party to this Agreement, Agent shall provide to the Borrower Agent two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.

Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

5.11.3     Lender Obligations. Each Lender and Issuing Bank shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section. Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document.

5.12     Nature and Extent of Each Borrower’s Liability.

5.12.1     Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations; or (i) any adverse change in the relevant exchange rates or in the availability of any Alternative Currency to any Borrower, or in the relevant currency markets generally; or (j) any Insolvency Proceeding in respect of an Obligor.

5.12.2     Waivers.

(a)     Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is a Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.12 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)     Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.12. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.12, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.12.3     Extent of Liability; Contribution.

(a)     Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.12 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b)     If any Borrower makes a payment under this Section 5.12 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.12 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)     Nothing contained in this Section 5.12 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

5.12.4     Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.12.5     Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6.     CONDITIONS PRECEDENT

6.1 Conditions Precedent to Initial Loans. The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the reasonable satisfaction of Agent and each Lender, of each of the following conditions precedent (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):

(a)     The Closing Date shall occur on or before August 6, 2021.

(b)     Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance in all material respects with all terms thereof.

(c)     The Lead Arranger shall have received from the Borrowers a detailed business plan or projections of the Borrower and its subsidiaries for the years 2021 through 2025.

(d)     Except as set forth in Section 6.3(c), Agent shall have received from the Borrowers and the Guarantors reasonably satisfactory customary legal opinions (including legal opinions delivered by each such Person’s general counsel), corporate documents and officers’ and public officials’ certifications; a Notice of Borrowing; Organic Documents; customary evidence of authorization to enter into the Loan Documents in respect of the Obligations; and good standing certificates in jurisdictions of formation/organization, in each case of the Obligors.

(e)     Agent shall have received a solvency certificate from the chief financial officer or equivalent officer of the Borrowers certifying that the Borrowers and their Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent, the form of which is attached as Exhibit 6.1(h).

(f)     (i) Agent shall have received confirmation of the filing of all UCC financing statements in the jurisdiction of organization of each Borrower and Guarantor with respect to the Collateral for which a security interest can be perfected by the filing of a UCC financing statement, (ii) Agent shall have received stock certificates and any other certificated equity interests of the Borrowers and their subsidiaries (other than any equity interests constituting Excluded Assets), together with undated stock powers executed in blank, and (iii) Agent shall have received intellectual property security agreements in proper form for filing with the United States Patent and Trademark Office (“USPTO”) and the United States Copyright Office (“USCO”) for any patents, trademarks or copyrights registered with the USPTO or USCO, respectively (or applications therefor), that do not constitute Excluded Assets, together with an authorization from all Borrower and Guarantors that Agent can file such intellectual property security agreements with the USPTO or the USCO, as applicable.

(g)     All fees earned, due and payable on the Closing Date pursuant to this Agreement and the Fee Letter and expenses earned, due and payable on the Closing Date pursuant to this Agreement shall, upon the closing under the Loan Documents, have been paid (which amounts may be offset against the proceeds of the applicable Loans).

(h)     Agent and Lenders shall have received with respect to the Obligors, at least ten (10) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(i)     Since December 31, 2020, no Material Adverse Effect shall have occurred.

(j)     Borrowers and their respective Subsidiaries shall have TTM Consolidated EBITDA of not less than $55,700,000 for the period ending March 31, 2021.

(k)     Agent shall have received the results of lien searches with respect to the Borrowers and their respective Subsidiaries in jurisdictions reasonably selected by it.

(l)     Agent shall have received evidence that all insurance required hereunder is currently effective and that the related policies name Agent, on behalf of the Lenders, as lenders loss payee or additional insured, as applicable.

(m)     After giving effect to the Transactions on a Pro Forma Basis, the Total Leverage Ratio as of the Closing Date shall not be greater than 3.25:1.00.

(n)     All existing Debt for borrowed money of Holdco and its Subsidiaries, other than Debt owing to Agent and Lenders which shall be subject to the terms of this Agreement, shall be repaid in full and all liens relating thereto extinguished on or prior to the Closing Date except to the extent such Debt constitutes Debt permitted pursuant to Section 10.2.1 hereof.

(o)     At least five (5) days prior to the Closing Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender so requesting shall have received a Beneficial Ownership Certification and all other related “know your customer” documents and information with respect to such Borrower.

(p)     The Agent and the Lenders shall have received from the Borrowers the aggregate amount of fees and expenses payable to each of them by the Borrowers in connection with the consummation of the Transaction, in the case of expenses, to the extent invoiced in writing at least two business days (or such shorter period as the Borrowers may agree) in advance of Closing.

(q)     The Agent shall have received the financial statements described in (i) Section 10.1.2(a) for the Fiscal Year ending December 31, 2020, and (ii) Section 10.1.2(b) for the Fiscal Quarter ending March 31, 2021 (collectively, the “Historic Financial Statements”), which shall, in each case, be in form and substance acceptable to the Lenders.

6.2     Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans or arrange for issuance of any Letters of Credit, unless the following conditions are satisfied:

(a)     No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)     The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (provided that if a representation or warranty is by its terms already subject to a materiality qualifier, it shall not be further subject to the materiality qualifier in this Section) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)     No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect

(d)     With respect to any Loan, Agent shall have received a Notice of Borrowing; and

(e)     With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan or issuance of a Letter of Credit shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it reasonably deems appropriate in connection therewith (including, without limitation, customary legal opinions requested by Agent in connection with any Loan made pursuant to Section 2.1.6).

6.3     Conditions Subsequent. The obligation of the Lenders to continue to extend credit hereunder is subject to the fulfillment, on or before the date applicable thereto, of the following conditions subsequent (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the term thereof (unless such date is extended, in writing, by Agent), shall constitute an Event of Default):

(a)     Within thirty (30) days of the Closing Date (or such later date as Agent may agree in its reasonable discretion), Borrowers shall have delivered, or caused to be delivered, to Agent the following with respect to AMVAC Australia and the Operating Domestic Subsidiaries in existence as of the Closing Date that are not Obligors:

(i)     Such Loan Documents as Agent deems reasonably necessary or desirable to (x) join each such Person to the Loan Documents as an Obligor, and (y) grant a valid, perfected Lien on all Collateral of each such Person (including without limitation Intellectual Property) and all Equity Interests in each such Person, in each case, duly executed and delivered by each of the signatories thereto;

(ii)     A reasonably satisfactory customary legal opinion (including, with respect to such Operating Domestic Subsidiaries, legal opinions delivered by each such Person’s general counsel), corporate documents and officers’ and public officials’ certifications; Organic Documents; customary evidence of authorization to enter into the Loan Documents in respect of the Obligations; and good standing certificates in jurisdictions of formation/organization, and all other jurisdictions where the failure to be in good standing could have a Material Adverse Effect;

(iii)     Such evidence and/or confirmation as Agent deems necessary or desirable to ensure Agent, on behalf of Lenders, has a first priority Lien on the Collateral of each such Person (including without limitation Intellectual Property), and in the Equity Interests in each such Person;

(iv)     Sufficiently in advance thereof, Agent and Lenders shall have received with respect to such Person all documentation and other information required by, and acceptable to, regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act; and

(v)     Such other documents, instruments and other information as Agent may deem necessary or desirable in connection with the foregoing, in each case, as applicable, duly executed, acknowledged and delivered to Agent.

(b)     Within thirty (30) days of the Closing Date (or such later date as Agent may agree in its reasonable discretion), Borrowers shall have delivered, or caused to be delivered, to Agent the appropriate lenders loss payee endorsements and additional insured endorsements issued in respect of the insurance required hereunder.

(c)     Within ten (10) Business Days of the Closing Date (or such later date as Agent may agree in its reasonable discretion), Borrowers shall have delivered, or caused to be delivered, to Agent a legal opinion with respect to AMBAC B.V. in form and substance substantially similar to the opinion for such Person delivered in connection with the Prior Agreement, and otherwise in form and substance reasonably acceptable to Agent.

(d)     (i) Within six (6) Business Days of the Closing Date (or such later date as Agent may agree in its reasonable discretion), Borrowers shall have delivered, or caused to be delivered, to Agent an agreement pledging the Equity Interests of AMVAC B.V. duly executed and acknowledged as required under applicable law, and (ii) within thirty (30) days of the Closing Date (or such later date as Agent may agree in its reasonable discretion), Borrowers shall have delivered, or caused to be delivered, to Agent such other agreements, documents and instruments as Agent may deem necessary or desirable by or with respect to the Person that owns the Equity Interests of AMVAC B.V., in each case, as applicable, duly executed and acknowledged as required under applicable law.

SECTION 7.     COLLATERAL

7.1     Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Obligor party hereto hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)     all Accounts;

(b)     all Chattel Paper, including electronic chattel paper;

(c)     all Commercial Tort Claims, including those shown on Schedule 9.1.15;

(d)     all Deposit Accounts;

(e)     all Documents;

(f)     all General Intangibles, including Intellectual Property;

(g)     all Goods, including Inventory, Equipment and fixtures;

(h)     all Instruments;

(i)     all Investment Property;

(j)     all Letter-of-Credit Rights;

(k)     all Supporting Obligations;

(l)     all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)     all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)     all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding anything to the contrary, the Collateral shall exclude the following: (i) any asset, (x) the granting of a security interest in which would be void or illegal under Applicable Law, or (y) which contains a valid and enforceable prohibition on the creation of a security interest therein so long as such prohibition remains in effect and is valid notwithstanding Sections 9406 and 9408 of the UCC; and (ii) any asset as to which the Agent determines, in its reasonable discretion that the cost of creating and maintaining a security interest is excessive in relation to the value of the security to be afforded thereby (the foregoing described in clauses (i) through (ii) are, collectively referred to as the “Excluded Assets”).

7.2     Lien on Deposit Accounts; Cash Collateral.

7.2.1     Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower (other than Excluded Accounts), including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Each Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any such Deposit Account (other than Excluded Accounts) maintained by such Borrower, without inquiry into the authority or right of Agent to make such request; provided, however, that Agent agrees not to make such a request or otherwise deliver a notice of exclusive control under any Deposit Account Control Agreement unless an Event of Default then exists.

7.2.2     Cash Collateral. Cash Collateral may be invested in Cash Equivalents, at Agent’s discretion (and with the consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. Each Borrower hereby grants to Agent, as security for the Obligations, a security interest in all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of Obligations as they become due and payable, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Borrower or other Person shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3     Other Collateral.

7.3.1     Commercial Tort Claims. Borrowers shall promptly notify Agent in in writing if any Borrower has a Commercial Tort Claim for which a claim has been asserted (other than a Commercial Tort Claim for less than $500,000, shall promptly amend Schedule 9.1.15 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent.

7.3.2     Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights, in each case having a fair market value in excess of $50,000 or any Deposit Accounts, and shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including using commercially reasonable efforts to obtain any appropriate possession, control agreement (except with respect to Excluded Accounts) or Lien Waiver (subject to the following sentence). If any Collateral having a fair market value in excess of $50,000 is in the possession of a third party, at Agent’s request, Borrowers shall use commercially reasonable efforts to obtain a Lien Waiver with respect thereto.

7.4     No Assumption of Liability.     The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.5     Further Assurances.     All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon reasonable request, Borrowers shall deliver such instruments and agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.6     Parallel Debt for Purposes of the Laws of the Netherlands.

7.6.1     Creation of Parallel Debt. To ensure the validity and enforceability of the Security Documents governed by the laws of the Netherlands, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Agent from time to time amounts equal to the amounts due by any one or more Obligors to any one or more Secured Parties under the Obligations from time to time (each such payment undertaking from each such Obligor, a “Parallel Debt”); provided that the sum of the Parallel Debts shall at all times be equal to the sum of the then present Obligations.

7.6.2     Mirroring Nature of Parallel Debt. Each Parallel Debt will be payable in the currency of the Obligation which it mirrors and to which it corresponds and will become due and payable as and when and to the extent the corresponding Obligation becomes due and payable (and an Event of Default in respect of an Obligation shall constitute a default in respect of the corresponding Parallel Debt without any notice being required). For the avoidance of doubt, the right of the Agent to receive payment of a Parallel Debt is several from the right of the relevant Secured Party to receive payment of the corresponding Obligation; provided, however, that payment by an Obligor of a Parallel Debt shall to the same extent reduce and discharge the corresponding Obligation and vice versa.

7.6.3     Independent Nature of Parallel Debt. For the purpose of this Section 7.6, the Agent acts for the benefit of the Secured Parties but not as a representative of sorts of the

Secured Parties. Each Parallel Debt constitutes an undertaking, obligation and liability to the Agent in its own right which is separate and independent from, and without limiting or otherwise affecting the existence of, the relevant Obligor’s corresponding Obligation to one or more Secured Parties and each Parallel Debt represents the Agent’s own separate and independent claim to receive payment from the relevant Obligor.

7.6.4     Requirement to Remit and Pay Over Proceeds. The Agent shall, subject to and in accordance with the provisions of this Agreement and the other Loan Documents, apply or remit and pay over to the Secured Parties (to whom the corresponding Obligations are owed) any amounts received or recovered under or in connection with the Parallel Debts, as if such amount were received or recovered by the Agent under or in connection with the corresponding Obligations.

SECTION 8.     COLLATERAL ADMINISTRATION

8.1     Reserved.

8.2     Reserved.

8.3     Reserved.

8.4     Administration of Deposit Accounts. Schedule 8.4 sets forth all Deposit Accounts maintained by Borrowers, including a list of the Excluded Accounts. Subject to Section 6.3, each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than Excluded Accounts). Each Borrower shall be the sole account holder of such Deposit Account and shall not allow any other Person (other than Agent) to have control over such Deposit Account or any Property deposited therein. Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will promptly amend Schedule 8.4 to reflect same.

8.5     General Provisions.

8.5.1     Location of and Access to Collateral. All tangible items of Collateral, other than Inventory in transit or delivered for repair shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.5.1, (as such Schedule 8.5.1 may from time to time be updated by Borrower Agent providing written notice to Agent; provided, however, that any location outside of the United States or Canada must be approved in advance and in writing by Agent) except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; (b) move Collateral to another location upon 10 Business Days’ prior written notice to Agent (or such shorter period as Agent may agree); provided, however that if there is no Lien Waiver for any such location, Borrowers shall use commercially reasonable efforts to obtain a Lien Waiver for such location if the Collateral at such location has a fair market value in excess of $50,000; and (c) maintain Collateral at other locations having an aggregate retail value not to exceed $50,000 at any single location. Upon the request of Agent, each Borrower agrees to use commercially reasonable efforts to obtain a Lien Waiver (i) for all Collateral having an aggregate retail value in excess of $50,000 located on leased premises, in a warehouse or subject to a bailment arrangement, (ii) for any leased premises where any Obligor maintains its books and records and (iii) Collateral consisting of Intellectual Property subject to a License.

8.5.2     Insurance of Collateral; Condemnation Proceeds.

(a)     Each Borrower shall maintain insurance with respect to tangible items of Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A_ VII, unless otherwise approved by Agent) as are reasonably satisfactory to Agent. From time to time upon request (but no less frequently than annually), Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender loss payee, mortgagee under a standard mortgage clause or additional insured, as appropriate; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason (or in the case of non-payment, at least ten (10) days’ prior written notice); and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance required hereunder and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all claim reports made to insurance companies where the claim made is in excess of $1,000,000. Subject to Section 5.4.2, while no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as proceeds in excess of $1,000,000 are delivered to Agent. If an Event of Default has occurred and is continuing, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)     Any Net Proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent. Any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding, including the Term Loan. Subject to clause (c) below, any proceeds or awards that relate to Equipment shall be applied first to Revolver Loans and then to other Obligations.

(c)     If requested by Borrowers in writing within 15 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate or for reinvestment in other Property useful to the business constituting capital assets (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans reasonably satisfactory to Agent; (iii) the repaired or replaced Property is free of Liens, other than Permitted Liens; (iv) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (v) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $1,000,000.

8.5.3     Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.5.4     Defense of Title. Each Borrower shall take all reasonable actions to defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.6     Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)     Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)     During an Event of Default which is continuing, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent reasonably deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be reasonably necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems reasonably appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9.     REPRESENTATIONS AND WARRANTIES

9.1     General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, Holdco, and each Borrower makes in respect of each Obligor as of the Closing Date and at and as of the date of the making of each Revolver Loan or other extension of credit made after the Closing Date, each of the following representations and warranties to Agent and Lenders, each of which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), at and as of the date of the making of each such Revolver Loan or other extension of credit, as though made on and as of the date of such Revolver Loan or other extension of credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

9.1.1     Organization and Qualification. Holdco and each Subsidiary is duly organized, validly existing, properly registered and incorporated as a corporation and, where applicable, in good standing under the laws of the jurisdiction of its organization. Holdco and each Subsidiary is duly qualified, authorized to do business and, where applicable, in good standing as a foreign corporation or limited liability company (as applicable) in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2     Power and Authority. Each Obligor is duly authorized to execute, deliver and perform the Loan Documents to which it is party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other organizational action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor, except, as set forth solely in clause (c), as could not reasonably be expected to have a Material Adverse Effect.

9.1.3     Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

9.1.4     Capital Structure. Schedule 9.1.4 shows, for each Obligor and each of its respective Subsidiaries, its name, jurisdiction of organization, authorized and issued Equity Interests and holders of its Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor has, nor has any of its Subsidiaries, acquired any substantial part of the assets of any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary.

9.1.5     Title to Properties; Priority of Liens.

(a)     Schedule 9.1.5 sets forth all of the Real Estate owned by Obligors other than Real Estate owned by Obligors that constitutes an Excluded Asset.

(b)     Each Obligor has valid title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property necessary to the conduct of its business, including all such Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except for Permitted Liens and any Liens that do not, in the aggregate, materially and adversely (i) interfere with the Ordinary Course of Business on the applicable Real Estate, (ii) interfere with the ability to utilize such assets for their intended purposes, or (iii) effect the value of such assets.

(c)     Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.

9.1.6     Financial Statements.

(a)     Borrowers have delivered to Agent and Lenders the Historic Financial Statements. The Historic Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments and (ii) fairly present, in all material respects, the consolidated financial condition and results of operations of Borrower Agent as of the dates thereof and for the periods therein referred to (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on assumptions believed by the Borrowers to be reasonable in light of the circumstances at such time.

(b)     Since December 31, 2020, there has been no Material Adverse Effect.

(c)     No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such financial statement not materially misleading at such time in light of the circumstances under which such financial statement was furnished.

(d)     The Obligors, on a consolidated basis, are Solvent and no Insolvency Proceeding has occurred.

9.1.7     Surety Obligations. No Obligor or Subsidiary of any Obligor is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.8     Taxes. Each Obligor and each Subsidiary of any Obligor has filed all federal and state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year. Notwithstanding the foregoing, no Obligor or Subsidiary shall be deemed to have breached the representations and warranties under this Section 9.1.8 if they have failed to file immaterial tax returns or failed to pay immaterial Taxes. In this connection, “immaterial” means (i) with respect to tax returns, tax returns which individually and in the aggregate with other similar tax returns, have a Tax liability of not more than $500,000, and (ii) with respect to Taxes, Taxes which individually and in the aggregate with other Taxes, do not total more than $500,000.

9.1.9     Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.10     Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except as could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property) except as could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 9.1.10, no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All material Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary as of the date hereof is shown on Schedule 9.1.10.

9.1.11     Governmental Approvals. Each Borrower and Subsidiary is in compliance with, and is in good standing with respect to, all material Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.12     Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There are no pending written citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law. No Inventory has been produced in violation of the FLSA or any applicable state counterpart statute.

9.1.13     Compliance with Environmental Laws. Except as would not reasonably be expected to have a Material Adverse Effect, and except as disclosed on Schedule 9.1.13, (i) no Borrower’s or any Subsidiary’s operations, Real Estate or other Properties are, as a result of or in connection with the conduct of any Borrower or Subsidiary, subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release; (ii) no Borrower or any Subsidiary has received any Environmental

Notice that remains outstanding or unresolved; and (iii) no Borrower or any Subsidiary has any material Environmental Liability to investigate or remediate any Environmental Release under any Environmental Law. Holdco and each of its Subsidiaries has obtained licenses, permits, authorizations and registrations (collectively, “Environmental Permits”) required under applicable Environmental Law and necessary for its ordinary operations, all such Environmental Permits are in good standing, and Holdco and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits where any failure to comply reasonably could be expected to have a Material Adverse Effect. In addition (x) neither Holdco nor any of its Subsidiaries has or maintains any underground storage tanks which are not properly registered or permitted under applicable Environmental Laws or which are leaking or disposing of Hazardous Materials off-site, and (y) each of Holdco and its Subsidiaries has notified all of its employees of the existence, if any, of any health hazard arising from the conditions of their employment required to be disclosed by any applicable Environmental Law and have met all notification requirements under Title III of CERCLA and all other applicable Environmental Law.

9.1.14     Burdensome Contracts. No Borrower or Subsidiary is party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is a party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.14 or as expressly permitted under this Agreement. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.15     Litigation. Except as shown on Schedule 9.1.15, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Obligor or any Subsidiary of any Obligor, or any of their businesses, operations or Properties, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect. Except as shown on such Schedule 9.1.15, no Obligor has a Commercial Tort Claim for which a claim has been asserted (other than a Commercial Tort Claim for less than $500,000). No Obligor or any Subsidiary of any Obligor is in default with respect to any order, injunction or judgment of any Governmental Authority, except as could not reasonably be expected to have a Material Adverse Effect.

9.1.16     No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor or any Subsidiary of any Obligor is in default under any Material Contract, which default could reasonably be expected to have a Material Adverse Effect.

9.1.17     ERISA. Except as disclosed on Schedule 9.1.17:

(a)     Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other Applicable Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. No application for a waiver of the minimum

(b)     There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)     (i) Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

(d)     With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and administered in substantial compliance with the requirements of applicable regulatory authorities.

9.1.18     Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or any Subsidiary of any Obligor and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate would cause losses to the business of such Borrower or Subsidiary that could reasonably be likely to result in a Material Adverse Effect. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Obligor or any Subsidiary of any Obligor to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.19     Labor Relations. Except as described on Schedule 9.1.19, no Obligor or any Subsidiary of any Obligor is party to or bound by any collective bargaining agreement,

management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Obligor’s or any Subsidiary of any Obligor’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, in each case, which could reasonably be expected to result in a Material Adverse Effect.

9.1.20     Payable Practices. No Obligor or any Subsidiary of any Obligor has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.21     Not a Regulated Entity. No Obligor or any Subsidiary of any Obligor is (a) an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.22     Margin Stock. No Obligor or any Subsidiary of any Obligor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock in a manner that would result in a violation of Regulation U. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.23     Reserved.

9.1.24     OFAC; Other Anti-Corruption Laws. No Obligor nor any of its Subsidiaries is in material violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Obligor nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity (b) is owned or controlled by a Sanctioned Person or Sanctioned Entity, (c) has its assets located in Sanctioned Entities, or (d) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan or Letter of Credit made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity. The Obligors and their respective Subsidiaries have implemented, and maintain in effect, policies and procedures designed to ensure compliance by such Person and its respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Obligors and their respective Subsidiaries and their respective officers and directors and to the knowledge of the Obligors and their respective Subsidiaries its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

9.1.25     Patriot Act; Other Anti-Terrorism Laws. To the extent applicable, each Obligor and each of its Subsidiaries is in compliance, in all material respects, with all Anti-Terrorism Laws and has not engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering. No part of the proceeds of the Loans or Letter of Credit made hereunder will be used by any Obligor or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.1.26     Status as Holding Company. Holdco is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents), own any material assets (other than the Equity Interests of the Borrower Agent) or engage in any operations or business (other than the ownership of the Borrower Agent).

9.1.27     Hedging Agreements. On each date that any Hedging Agreement is executed, Borrower and each other Obligor satisfy all eligibility, suitability and other requirements under the Commodity Exchange Act and the Commodity Futures Trading Commission regulations.

9.2     Complete Disclosure. The Loan Documents taken as a whole do not contain any untrue statement of a material fact, nor fail to disclose any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which such statements were made. There is no fact or circumstance (other than general economic conditions) that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect. The information provided in any Beneficial Ownership Certificate delivered under this Agreement shall be true and correct in all respects on the date on which such Beneficial Ownership Certificate is delivered.

9.3     Amendment of Schedules. Borrower Agent may amend any one or more of the Schedules to this Agreement (subject to prior notice to Agent) and any representation, warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended and any Default or Event of Default that exists solely as a result of the failure to amend such Schedule shall from and after the date of any such amendment be waived automatically without further action by Agent or the Lenders; provided, however, (a) that in no event shall the failure to make an immaterial amendment to any such Schedule constitute a Default or Event of Default; (b) no Default or Event of Default shall exist or have occurred by virtue of any changes disclosed on such Schedules if the disclosed items would not have resulted in a Default or Event of Default if disclosed on the Closing Date, as applicable; and (c) the amendment of a Schedule shall not constitute a waiver or modification of any of the covenants contained in Sections 10.1 or 10.2.

SECTION 10.     COVENANTS AND CONTINUING AGREEMENTS

10.1     Affirmative Covenants. Until Full Payment of the Obligations, Holdco shall, and shall cause each Subsidiary to, at all times:

10.1.1     Inspections.

(a)     Permit Agent, or any third party used for such purposes, from time to time, subject (except when a Default or an Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Properties of Holdco, any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations (subject to existing confidentiality obligations and attorney-client privileges). Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to Obligor to make any inspection, nor to share any results of any inspection or report with any Obligor. Holdco and each Obligor acknowledges that all inspections and reports are prepared by Agent and Lenders for their purposes, and no Obligor shall be entitled to rely upon them.

(b)     Reimburse Agent for all charges, costs and expenses of Agent in connection with any such visits, inspections, audits, discussions and examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year for all the foregoing as a whole; provided, however, that if any such visits, inspections, audits, discussions or examination is initiated during an Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination groups, as well as the charges of any third party used for such purposes.

10.1.2     Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in a manner to allow financial statements to be prepared in accordance with GAAP; and furnish to Agent and Lenders:

(a)     within ninety (90) days after the end of each Fiscal Year beginning with the fiscal year ending December 31, 2021, a consolidated balance sheet of Holdco and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and in the case of such consolidated statements, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than a qualification or exception for the Fiscal Year ending within twelve (12) months immediately preceding the scheduled maturity of the Loans solely as a result of such scheduled maturity);

(b)     within forty-five (45) days after the end of each of the Fiscal Quarters of each Fiscal Year of Holdco (except any Fiscal Quarter end that is also a Fiscal Year end), beginning with the Fiscal Quarter ending September 30, 2021, a consolidated balance sheet of Holdco and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of Holdco’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and in the case of such consolidated statements, certified by a Senior Officer of Holdco as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdco and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)     concurrently with delivery of financial statements under clauses (a) and (b) above on an annual or quarterly basis, as applicable, a Compliance Certificate executed by the chief financial officer or treasurer of Borrower Agent;

(d)     concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to any Borrower by their accountants in connection with such financial statements;

(e)     [reserved];

(f)     not later than one hundred twenty (120) days after the end of each Fiscal Year, the operating budget and cash flow projections of Borrower Agent and its Subsidiaries for the subsequent Fiscal Year, month by month;

(g)     promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by any Obligor to the public concerning material changes to or developments in the business of such Obligor;

(h)     promptly upon the request of any Agent or Lender, an update to the information provided in any Beneficial Ownership Certificate delivered pursuant to this Agreement, if there has been any change to the list of beneficial owners identified in the then most recently delivered Beneficial Ownership Certification (or, if there has been no such change, written confirmation from the Borrower Agent that there has been no such change);

(i)     promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(j)     such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Obligor’s, Subsidiary’s or other Obligor’s financial condition or business.

Documents required to be delivered pursuant to Sections 10.2.1(a), 10.2.1(b) or any other clause of this Section 10.2.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Holdco posts such documents, or provides a link thereto on Holdco’s website on the Internet at the website address listed on Schedule 14.3.1; or (ii) on any E-System; provided, that: Holdco shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide Holdco by electronic mail electronic versions (i.e., soft copies) of such documents. Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdco with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Holdco hereby acknowledges that (a) the Agent may, but shall not be obligated to, make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of Holdco hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on an E-System and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdco or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. Holdco hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdco shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdco or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of E-System designated as “Public Side Information;” and (z) Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the E-System that is not designated as “Public Side Information.”

10.1.3     Notices. Notify Agent and Lenders in writing, promptly after a Senior Officer of an Obligor obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation by any Governmental Authority, whether or not covered by insurance; (b) any pending or threatened (in writing) labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any material default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $100,000; (f) the assertion of any Intellectual Property Claim that could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor, if any such Environmental Release could reasonably be expected to result in a liability in excess of $5,000,000; or receipt of any Environmental Notice, if receipt of such Environmental Notice could reasonably be expected to result in a liability in excess of $5,000,000; (i) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (k) any opening of a new office or place of business, at least 10 days prior to such opening; and (l) any other matter that could reasonably be expected to result in a Material Adverse Effect.

10.1.4     Landlord and Storage Agreements. Upon reasonable request, provide Agent with copies of all existing agreements that are material to the conduct of any Obligor’s business, and promptly after execution thereof.

10.1.5     Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, Anti-Corruption Laws and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. The Obligors and their respective Subsidiaries will maintain in effect and enforce policies and procedures designed to ensure compliance by the Obligors and their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Without limiting the generality of the foregoing, if any Senior Officer of a Borrower or any Subsidiary obtains knowledge (after reasonably inquiry) of an Environmental Release that occurs at or on any Properties of such Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect on such Property, it shall act promptly and diligently to investigate and report to Agent and if required by Applicable Law, all appropriate Governmental Authorities the extent of, and subject to any right of such Borrower or Subsidiary to contest, take appropriate action to remediate, such Environmental Release as required by Environmental Law (including without limitation payment of any applicable Environmental Liability), whether or not directed to do so by any Governmental Authority.

10.1.6     Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or are individually and in the aggregate with other unpaid Taxes, not more than $100,000.

10.1.7     Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best’s Financial Strength Rating of at least VII, unless otherwise approved by Agent) selected by Borrowers and reasonably satisfactory to Agent, (a) with respect to the Properties and business of any Obligor and its Subsidiaries of such type (including product liability with a coverage amount of not less than $75,000,000, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated, (b) business interruption insurance, including all profit margins, or otherwise reasonably satisfactory to Agent, with deductibles and subject, if requested by Agent, to an insurance assignment reasonably satisfactory to Agent.

10.1.8     Licenses. Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Obligors and Subsidiaries in full force and effect; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any such material License, except where such default or breach could not reasonably be expected to have a Material Adverse Effect.

10.1.9     Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary and:

(a)     if such Person is an Operating Domestic Subsidiary (i) cause it to Guarantee the Obligations or become a Borrower hereunder in a manner reasonably satisfactory to Agent within twenty (20) Business Days of formation or acquisition thereof (or such longer period as Agent may reasonably agree) and (ii) to execute and deliver such other documents, instruments and agreements and to take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent on all assets of such Person constituting Collateral, including, if requested by Agent, delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem reasonably appropriate;

(b)     if any Equity Interests or Debt of such Person that is an Operating Domestic Subsidiary are owned by or on behalf of any Obligor, to pledge such Equity Interests and promissory notes evidencing such Debt to secure obligations of any Borrower, in each case, in form and substance reasonably satisfactory to Agent.

10.1.10     Reserved.

10.1.11     Intellectual Property. Keep all Intellectual Property necessary to the conduct of the business of each Obligor in full force and effect, including timely filing any renewals required to maintain the Intellectual Property unless the failure to do so could not be reasonably likely to result in a Material Adverse Effect and promptly notify Agent of any proposed modification to any such Intellectual Property, if such modification would result in the inability to maintain or renew the relevant registered Intellectual Property.

10.1.12     Material Contracts. Keep each Material Contract with suppliers of Inventory in full force and effect unless the termination of such Material Contract could not be reasonably likely to result in a Material Adverse Effect; provided, any Material Contract may be replaced or supplemented with a new or existing contract or contracts.

10.1.13     Compliance With “Know Your Customer” and “Anti-Money Laundering” Rules and Regulations. Promptly following any request therefor from Agent or any Lender, provide information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

10.1.14     Deposit Accounts.

(a)     Maintain the primary cash management and other United States treasury services for Holdco and any of its Domestic Subsidiaries, including Deposit Accounts located in the United States with the Agent; provided, that, (i) with respect to any Domestic Subsidiary acquired in connection with an Investment permitted under Section 10.2.5, such Person shall be afforded no less than ninety (90) (or such later date as the Administrative Agent may agree in its sole discretion) following the date such Person becomes an Obligor to maintain such Obligor’s primary cash management and other United States treasury services with Agent; and (ii) with respect to (A) Excluded Accounts, and (B) Deposit Accounts and securities accounts subject to fully executed Deposit Account Control Agreements in favor of Agent.

(b)     From and after the 90th day after the Closing Date (or such later date as Agent may agree in its sole discretion), maintain fully executed Deposit Account Control Agreements on all Deposit Accounts and securities accounts of the Obligors, other than (i) any such accounts not located in the United States, (ii) Excluded Accounts, and (iii) provided, however, that following the acquisition of any Loan Party, such Loan Party shall not be required to comply with this Section 10.1.14(b) until the date 90 days after such Subsidiary is added as a Loan Party in accordance with this Agreement (or such later date as the Administrative Agent may agree in its sole discretion).

10.2     Negative Covenants. Until Full Payment of the Obligations, Holdco shall not, and shall cause each Subsidiary not to, at all times:

10.2.1     Permitted Debt. Create, incur, Guarantee or suffer to exist any Debt, except:

(a)     the Obligations;

(b)     subject to clause (i) below, Subordinated Debt;

(c)     Permitted Purchase Money Debt and other Debt, the aggregate outstanding principal balance of which does not exceed $25,000,000 at any time;

(d)     Debt (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt) shown on Schedule 10.2.1 and not satisfied with the proceeds of the initial Loans;

(e)     Debt with respect to Bank Products and Debt pursuant to Hedging Agreements permitted under Section 10.2.14;

(f)     Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $2,500,000 in the aggregate at any time;

(g)     Permitted Contingent Obligations;

(h)     Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)     Debt (including Subordinated Debt) that is owed by Subsidiaries that are not Obligors to one or more Obligors in an aggregate amount at any time outstanding not to exceed $150,000,000, which amount excludes, for the avoidance of doubt, Investments permitted under paragraph (n) of the definition of Restricted Investment;

(j)     Debt incurred to pay premiums under policies of insurance and related interest due thereunder;

(k)     [reserved];

(l)     Debt which may be deemed to exist as a result of the existence of any worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance claims, Guarantees, or similar obligations incurred in the Ordinary Course of Business;

(m)     Debt in respect of netting services and overdraft protections in connection with Deposit Accounts in the Ordinary Course of Business; and

(n)     Debt incurred by a Borrower or any of its Subsidiaries arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, in connection with Permitted Acquisitions or permitted dispositions of any business, asset or Subsidiary of Borrower or any of its Subsidiaries.

10.2.2     Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)     Liens in favor of Agent;

(b)     Purchase Money Liens securing Permitted Purchase Money Debt and the other Debt permitted under Section 10.2.1(c);

(c)     Liens for Taxes not due and payable or being Properly Contested;

(d)     statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due and payable or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)     Liens incurred or deposits of cash made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations, Hedging Agreements, surety and appeal bonds, performance bonds and other similar obligations;

(f)     Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)     Liens in respect of judgments that would not constitute an Event of Default hereunder;

(h)     easements, rights-of-way, restrictions (including zoning restrictions), conditions, building code laws, covenants, other agreements of record, encroachments, protrusions and other similar encumbrances and other minor title defects affecting Real Estate, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere in any material respect with the Ordinary Course of Business, and any exceptions on the final mortgagee title insurance policy issued in connection with any mortgage; and such other minor defects of title or survey matters that are disclosed by current surveys that do not materially interfere with the current use of the Real Estate in any material respect;

(i)     normal and customary rights of setoff or similar rights upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)     pledges or deposits of cash in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(k)     Liens securing Debt permitted under Section 10.2.1(e);

(l)     Liens arising in the Ordinary Course of Business in favor of landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising under Applicable Law in the Ordinary Course of Business which are not overdue for a period of more than 60 days or which are being Properly Contested;

(m)     Liens incurred in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums in the Ordinary Course of Business;

(n)     any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor or sublessor under any lease permitted hereunder;

(o)     Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(p)     purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business or to the extent permitted under the Loan Documents;

(q)     any zoning restrictions or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any Real Estate not materially detracting from the value of such Real Estate;

(r)     licenses of patents, trademarks and other intellectual property rights granted by Borrowers or any of their Subsidiaries in the Ordinary Course of Business and not interfering in any respect with the ordinary conduct of the business of Borrowers or such Subsidiary;

(s)     Liens incurred in the Ordinary Course of Business on deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Borrowed Money);

(t)     Liens in favor of customs and revenue authorities arising as a matter of law and in the Ordinary Course of Business to secure payment of customs duties in connection with the importation of goods;

(u)     existing Liens shown on Schedule 10.2.2 and Liens securing Refinancing Debt; provided, that, any Liens relating to such Refinancing Debt shall only attach to the Property which was subject to the Liens so refinanced;

(v)     Possessory Liens in favor of brokers and dealers arising in connection with the acquisition of disposition of Investments that are not Restricted Investments; provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the Ordinary Course of Business and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(w)     Liens on property in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of an Obligor in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Obligor or any Subsidiary; and

(x)     licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business or not materially interfering with the business of the Borrowers or any Subsidiary.

Notwithstanding anything to the contrary set forth in this Section 10.2.2 or any of the other Loan Documents, Holdco shall not, and shall not permit any of its Subsidiaries to, at any time create or suffer to exist any Lien (including without limitation any Permitted Liens) or other encumbrance of any kind or nature upon any of the Property of 2110 Davie Corporation, a California corporation (“Davie”), including without limitation any real property in which Davie holds a fee interest.

10.2.3     Reserved.

10.2.4     Distributions; Upstream Payments. Declare or make any Distributions, except:

(a)     Each Subsidiary of an Obligor may make Distributions to any Obligor;

(b)     the Obligors and each Subsidiary may declare and make dividend payments or distributions payable solely in the common stock or other common Equity Interests of such Person, so long as it does not result in a Change of Control;

(c)     a Distribution to the extent permitted under Section 10.2.16(e);

(d)     Distributions to repurchase its Equity Interests in an aggregate amount not to exceed $20,000,000 in any Fiscal Year so long as no Event of Default has occurred and is continuing or would result immediately after giving effect to any such Distribution;

(e)     Distributions payable in cash to holders of its Equity Interests that are declared in any Fiscal Quarter (each a “Current Distribution”), provided that (i) the Current

Distribution is paid in the immediately subsequent Fiscal Quarter, and (ii) the sum of (x) the Current Distribution, plus (y) all other Distributions paid or payable in cash during the Fiscal Quarter in which the Current Distribution is declared, plus (z) all other Distributions paid in cash during the two consecutive Fiscal Quarters immediately preceding the Fiscal Quarter in which the Current Distribution is declared, does not, in the aggregate, exceed Consolidated Net Income of Holdco and its Subsidiaries for the four Fiscal Quarter period ending on the Fiscal Quarter immediately prior to the Fiscal Quarter in which the Current Distribution was declared; and

(f)     In addition to clauses (d) and (e) above, Distributions to repurchase its Equity Interests or other Distributions in cash to holders of its Equity Interests, in each case, if the Distribution Conditions are satisfied.

10.2.5     Restricted Investments. Make any Restricted Investment.

10.2.6     Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7     Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business but not to exceed $250,000 in the aggregate outstanding at any one time; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) intercompany loans by an Obligor to another Obligor that are subject to the Intercompany Subordination Agreement, and (e) advances or loans, each evidenced by promissory notes, to officers, directors or employees for the purchase by such officers, directors or employees of Equity Interests of Holdco or Holdco so long as either (i) Holdco makes a capital contribution in cash in the full amount thereof to Borrowers or (ii) such loans do not otherwise exceed $250,000 in the aggregate outstanding at any one time.

10.2.8     Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied).

10.2.9     Fundamental Changes. (a) Combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions; except, (i) any wholly-owned Subsidiary of any Obligor (other than any Borrower) may merge with and into or consolidate with any other wholly-owned Subsidiary of any Obligor (other than any Borrower), (ii) any Borrower may merge with and into or consolidate with any other Borrower and any Guarantor may merge with and into or consolidate with a Borrower or any other Guarantor; provided that in any merger involving a Borrower and a Guarantor, such Borrower shall be the continuing or surviving Person, (iii) mergers or consolidations of any Person with or into a Borrower or any Subsidiary if the acquisition of the Equity Interest in such Person by such Borrower or such Subsidiary would have been permitted pursuant to Section 10.2.5 (so long as (x) in the case of a merger or consolidation involving a Borrower, a Borrower shall be the continuing or surviving Person, (y) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of Section 10.1.9 and there is compliance with all financial covenants in Section 10.3 on a Pro Forma Basis, and (z) no Event of Default shall have occurred and be continuing after giving effect thereto), (iv) mergers, combinations, or consolidations of any Subsidiary with any Person to consummate a Permitted Asset Disposition with respect to the Equity Interests of such Subsidiary concurrently with such consummation, or (v) mergers, combinations, or consolidations of any Subsidiary with any Person to consummate a Permitted Asset Disposition with respect to the Equity Interests of such Subsidiary concurrently with such consummation, (b) for any Obligor, without providing thirty (30) days’ prior written notice to Agent of the same, change its (i) tax, charter or other organizational identification number, (ii) name, or (iii) form or state of organization; provided that at all times each Obligor shall maintain its state of organization in the United States.

10.2.10     Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9, 10.2.5 and 10.2.9; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares or Equity Interests issued to an Obligor; provided, that, any such Equity Interest issued to an Obligor shall be promptly pledged by such Obligor to Agent and Secured Parties in accordance with the Loan Documents.

10.2.11     Organic Documents. Amend, modify or otherwise change any of its Organic Documents in a manner materially adverse to Agent and the Lenders.

10.2.12     Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.13     Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date (and renewals, amendments and replacements thereof that are not otherwise prohibited by this Agreement); (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; (c) a Restrictive Agreement relating to Subordinated Debt permitted hereunder (and renewals, amendments and replacements thereof that are not otherwise prohibited by this Agreement), (d) constituting customary restrictions on assignment in leases, Licenses, other contracts, franchises, charters or other governmental authorizations, or (e) customary provisions in purchase and sale agreements to be executed by Obligors or a Subsidiary in connection with a Permitted Asset Disposition.

10.2.14    Hedging Agreements. Enter into any Hedging Agreement, except as required under this Agreement or to hedge risks arising in the Ordinary Course of Business and not for speculative purposes without the prior written consent of Agent.

10.2.15    Conduct of Business. In the case of the Obligors, engage in any line of business substantially different from the business as conducted by the Obligors on the Closing Date and any business reasonably related, ancillary or complementary to the business in which any Obligor is engaged on the date hereof.

10.2.16    Affiliate Transactions. Enter into or be party to any transaction with an Affiliate of an Obligor, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation and employee benefit arrangements to directors, officers and employees for services actually rendered, and payment of reasonable fees, out-of-pocket and documented costs and indemnities paid for the benefit of directors, officers or employees of Holdco or any of its Subsidiaries; (c) transactions solely among Obligors; (d) transactions with Affiliates that were consummated prior to the Closing Date, as set forth on Schedule 10.2.16; (e) advances for commissions, reasonable out-of-pocket and documented travel expenses and other similar purposes in the Ordinary Course of Business to directors, officers and employees; and (f) transactions with Affiliates whether or not in the Ordinary Course of Business, upon fair and reasonable terms not less substantially favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.17    Anti-Corruption Laws. Request any Borrowing or Letter of Credit, use, (or allow its Subsidiaries and its or their respective directors, officers, employees and agents to use), the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Entity, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

10.2.18    Amendments to Subordinated Debt . Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt (other than as a result of capitalization of interest, fees or expenses or with respect to intercompany debt), or increases any required payment of principal or interest (other than payment-in-kind interest); (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions (other than in connection with a Change of Control so long as such Subordinated Debt is not paid until Full Payment of all outstanding Obligations); (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate (other than as a result of the implementation of payment in kind default interest or with respect to intercompany debt); (e) increases or adds any material fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower or Subsidiary or Lenders; provided that if covenants in this Agreement are amended or modified, then covenants in the Subordinated Debt documents, instruments and agreements can be amended or modified for the purpose of maintaining the relative difference between covenants in this Agreements and such Subordinated Debt documents, instruments and agreements; or (g) results in the Obligations not constituting permitted debt under the Subordinated Debt documents, or otherwise not being fully benefited by the subordination provisions thereof.

10.2.19     No Use of Plan Assets. Use any “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to Borrowers’ entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, any of the other Obligations or this Agreement.

10.2.21     Material Contracts. Amend, modify or terminate any Material Contract where such amendment, modification or termination could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Agent and the Required Lenders, which consent shall not be unreasonably withheld.

10.3     Financial Covenants. Until Full Payment of the Obligations, Borrower Agent and its Subsidiaries on a consolidated basis shall maintain as of the date of determination (and to be certified by a Senior Officer of Borrower Agent in the Compliance Certificate provided in accordance with Section 10.1.2(c)):

10.3.1     Maximum Total Leverage Ratio. Commencing on September 30, 2021, maintain a Total Leverage Ratio, measured on a Fiscal Quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto; provided, however, that the maximum Total Leverage Ratio may be increased by 0.50:1.00 for a period of four consecutive Fiscal Quarters (the “Adjusted Covenant Period”) in connection with any one or more Permitted Acquisitions during any period of ninety (90) consecutive days for an Aggregate Consideration of more than $15,000,000, if the Borrowers have provided notice in writing to the Agent requesting an Adjusted Covenant Period during the Fiscal Quarter in which such Permitted Acquisition is consummated; provided, further, that, (x) Borrowers may not request more than three (3) Adjusted Covenant Periods during the term of this Agreement, and (y) at least two (2) Fiscal Quarters have been completed following the end of the previously requested Adjusted Covenant Period.

Fiscal Quarter Ending	Maximum Total Leverage Ratio
September 30, 2021 through and including September 30, 2024	3.50:1.00
December 31, 2024 and each Fiscal Quarter thereafter	3.25:1.00

10.3.2     Minimum Fixed Charge Coverage Ratio. Commencing on September 30, 2021, maintain a Fixed Charge Coverage Ratio of at least 1.25:1.00 measured at the end of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended.

SECTION 11.     EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1     Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)     A Borrower fails to pay (i) the principal amount of any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any of the other Obligations when due and such failure continues for three (3) Business Days;

(b)     Any representation or warranty of an Obligor made in writing in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)     A Borrower breaches or fail to perform any covenant contained in Sections 6.3, 7.2, 7.3, 8.1, 8.5.2, 10.1.1, 10.1.2, 10.1.3(d), 10.1.12, 10.2 or 10.3;

(d)     An Obligor breaches or fails to perform any other covenant (not specified in clause (c) above) contained in any Loan Documents, and such breach or failure is not cured within thirty (30) days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)     A Guarantor repudiates, revokes or attempts to revoke, in writing, its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien on the Collateral granted to Agent having a fair market value, individually or in the aggregate, in excess of $250,000; or any material provision of a Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)     Any breach or default of an Obligor occurs (after giving effect to any applicable grace period thereunder) under (i) any Hedging Agreement in excess of $250,000 resulting in an early termination event or equivalent event, or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound relating to any Debt (other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)     Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $10,000,000 net of insurance proceeds, if any, received by any such Obligor in connection therewith, unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, unless such judgment is discharged or satisfied in full, in each case within sixty (60) days;

(h)     A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $2,500,000;

(i)     An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business which has or could reasonably be expected to have a Material Adverse Effect; there is a cessation of any material part of an Obligor’s business for a material period of time; any Collateral or Property of an Obligor is taken or impaired through condemnation which has or could reasonably be expected to have a Material Adverse Effect; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs (except as permitted by Section 10.2.9); the Obligors on a consolidated basis cease to be Solvent;

(j)     An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor (or such Obligor consents to institution of such proceeding), and (i) the petition commencing such proceeding is not timely contested by such Obligor, (ii) the petition is not dismissed within sixty (60) days after filing, or (iii) an order for relief is entered in the proceeding;

(k)     An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, in each case, where such event could reasonably be expected to have a Material Adverse Effect;

(l)     An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony involving fraud or other financial matters committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or Collateral; or

(m)     A Change of Control occurs.

11.2     Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)     declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)     terminate, reduce or condition any Commitment;

(c)     require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable (other than indemnification obligations which are either contingent or inchoate to the extent no claims giving rise thereto have been asserted), and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not the conditions in Section 6 are satisfied); and

(d)     exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC, the PPSA and the Corporations Act. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its reasonable discretion, deems advisable. Each Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3     License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license following the occurrence and during the continuance of an Event of Default (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral to the extent necessary or appropriate in order to sell, lease, dispose or otherwise manage in a commercially reasonable manner any of the Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4     Setoff. At any time after the occurrence, and during the continuance, of an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5     Remedies Cumulative; No Waiver.

11.5.1     Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2     Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.     AGENT

12.1     Appointment, Authority and Duties of Agent.

12.1.1     Appointment and Authority. Each Secured Party appoints and designates Bank of the West as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents; Applicable Law or otherwise; and (f) appoint any Lender as a Documentation Agent or Co-Documentation Agent. The duties of Agent are ministerial and administrative in nature only, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determination and judgment, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2     Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3     Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents or Agent Professionals selected by it with reasonable care.

12.1.4     Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2     Agreements Regarding Collateral and Borrower Materials.

12.2.1     Lien Releases; Care of Collateral. Secured Parties authorize Agent to release (and Agent shall release) any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent shall have no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2     Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3     Reports. Agent shall promptly provide to Lenders, when complete, any field audit, examination or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only specific information regarding the Obligations or Collateral and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.2.4     Agreement Among Lenders. Secured Parties authorize Agent to enter into the Agreement Among Lenders and any subordination agreement in respect of other Subordinated Debt, and, with the consent of Required Lenders, any amendments, supplements or waivers to any of the foregoing.

12.3     Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4     Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other dispositions of Collateral, or to assert any rights relating to any Collateral.

12.5     Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.7.2, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.7.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.

12.6     Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE; PROVIDED, THAT ANY CLAIM AGAINST (I) AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT), AND (II) AN ISSUING BANK INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR ISSUING BANK (IN THE CAPACITY OF ISSUING BANK); PROVIDED FURTHER, THAT IN NO EVENT SHALL ANY LENDER HAVE ANY OBLIGATION HEREUNDER TO INDEMNIFY OR HOLD HARMLESS AN AGENT INDEMNITEE OR ISSUING BANK INDEMNITEE WITH RESPECT TO A CLAIM THAT IS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share to the extent not reimbursed by Obligors.

12.7     Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8     Successor Agent and Co-Agents.

12.8.1     Designation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days’ written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right, in consultation with Borrower Agent (provided no Event of Default exists), to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Event of Default exists) Borrowers. If no successor agent is appointed prior to the effective date of Agent’s resignation, the retiring Agent may appoint a successor agent that is a financial institution acceptable to it and that meets the qualifications set forth above, which shall be a Lender unless no Lender accepts the role; provided that in no event shall any such successor Agent be a Defaulting Lender. Upon acceptance by a successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of the West by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2     Removal of Agent . If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

12.8.4     Co-Collateral Agent. If necessary or appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right and remedy intended to be available to Agent under the Loan Document shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If the agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9     Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10     Remittance of Payments and Collections.

12.10.1     Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. (Los Angeles time) on a Business Day, payment shall be made by Lender not later than 2:00 p.m. (Los Angeles time) on such day, and if request is made after 11:00 a.m. (Los Angeles time), then payment shall be made by 11:00 a.m. (Los Angeles time) on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2     Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Adjusted Base Rate Revolver Loans. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.10.3     Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.11     Individual Capacities. As a Lender, Bank of the West shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,”

“Required Lenders” or any similar term shall include Bank of the West in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12     Lead Arranger and Book Runner. The Lead Arranger and Book Runner, in such capacity, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent or as Issuing Bank. Without limiting the foregoing, each of the Lead Arranger and Book Runner, in such capacity, shall not have or be deemed to have any fiduciary relationship with any Lender or any Obligor. Each Lender, Agent, Issuing Bank, and each Obligor acknowledges that it has not relied, and will not rely, on the Lead Arranger and Book Runner in deciding to enter into this Agreement or in taking or not taking action hereunder. The Lead Arranger and Book Runner, in such capacity, shall be entitled to resign at any time by giving notice to Agent and Borrowers.

12.13     Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.7 and this Section 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14     No Third Party Beneficiaries. This Section 12 (except with respect to Borrowers’ rights under Section 12.8) is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.15     Lender Representations, Warranties and Covenants Regarding Plans Assets.

12.15.1    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that at least one of the following is and will be true:

(a)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(b)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(c)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(d)     such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

12.15.2     In addition, unless either (w) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, or (x) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (y) represents and warrants, as of the date such Person became a Lender party hereto, to, and (z) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

12.16     Guaranty Matters. Each Lender and each Issuing Bank hereby irrevocably authorized Agent, at its option and in its discretion, to release a Guarantor from its obligations under the Loan Documents if such Person has no assets, liabilities or operations as the result of a transaction permitted hereunder and the remaining Obligors covenant not to transfer any property to such Person. Upon request by Agent at any time, each Lender and each Issuing Bank will confirm in writing Agent’s authority to release any Guarantor pursuant to this Section 12.16.

SECTION 13.     BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Holdco, Borrowers, Agent, Lenders, Secured Parties, and their respective successors and permitted assigns, except that (a) neither Holdco nor any Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2     Participations.

13.2.1     Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.10 unless Borrowers agree otherwise in writing. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, or is otherwise required thereunder. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

13.2.2     Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Revolver Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor (except in a Permitted Asset Disposition of such Borrower or Guarantor) or substantially all Collateral.

13.2.3     Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3     Assignments.

13.3.1     Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $2,000,000 (unless otherwise agreed by Agent in its reasonable discretion) and integral multiples of $2,000,000 in excess of those amounts; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $2,000,000 (unless otherwise agreed by Agent in its reasonable discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank or any central bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2     Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, and subject to recording of the assignment in the Register, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.11 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3     Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs. No assignment or participation may be made to a Person not capable of lending the applicable Alternative Currencies to the relevant Borrowers without the imposition of any additional Indemnified Taxes.

13.3.4     Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy of each Assignment and Acceptance delivered to it, and (b) a register (the “Register”) for recordation of the names, addresses and Commitments of, and the principal amounts (and stated interest) of the Loans and LC Obligations owing to, each

Lender. Notwithstanding anything to the contrary herein, entries in the Register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each lender recorded in such Register as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4     Replacement of Certain Lenders. If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) makes a claim for payments under Section 3.7 or 5.10, or (c) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, Agent or Borrowers (at their sole expense and effort, upon notice to such Lender and Agent and so long as no Event of Default has occurred and is continuing) may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice provided that at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14.     MISCELLANEOUS

14.1     Consents, Amendments and Waivers.

14.1.1     Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that:

(a)     without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)     without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.4 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(c)     without the prior written consent of each Lender directly affected thereby, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay a scheduled payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date; or (iv) amend this clause (c);

(d)     without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 3.1.1(b)) or any fee payable hereunder (ii) alter Section 5.7.2, 7.1 (except to add Collateral), 12.5 or 14.1.1; (iii) release all or substantially all Collateral; (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations, (v) contractually subordinate any of Agent’s Liens, (vi) amend the definitions of Pro Rata or Required Lenders, or (vii) amends the definition of “Alternative Currencies” or Section 1.8; and

(e)     without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.7.2.

14.1.2     Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or any Lender hereunder shall be effective only if in writing and only for the matter specified.

14.1.3     Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2     Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS (AS HEREIN DEFINED) THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; provided however, that in no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim to the extent that such Claim (x) is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee’s affiliates and its and their respective officers, directors, employees, advisors and agents or the material breach by Agent or a Lender of its obligations under the Loan Documents and such breach resulted in such claim; (y) arises out of, or in connection with, any Claim, litigation, investigation or proceeding that does not involve an act or omission by Holdco, the Borrowers or any of its or their respective affiliates and that is brought by any such indemnified person against any other indemnified person (other than an Indemnitee acting in its capacity as agent, arranger or any other similar role in connection with the Loans unless such claim would otherwise be excluded pursuant to clause (x) above) and (z) settlements effected without Borrower Agent’s prior written consent (not to be unreasonably withheld or delayed), but no consent of Borrowers shall be required if an Event of Default has occurred and is continuing, provided that, Borrowers shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by Borrowers to such Indemnitee to the extent any of the foregoing items in clause (x) through (z) above occurs. The foregoing shall be limited, in the case of legal fees and expenses, to the fees, disbursements and other charges of one counsel to the indemnified persons taken as a whole and if necessary, one local counsel in any relevant jurisdiction (and, in the case of a conflict of interest, one additional counsel to the affected indemnified persons, taken as a whole, and if reasonably necessary, one local counsel in any relevant jurisdiction), in each case, excluding allocated costs of in-house counsel, arising out of or relating to this Agreement, the Borrowers’ use or proposed use of proceeds of the Loans or the commitments and any other transactions connected therewith. This Section 14.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

14.3     Notices and Communications.

14.3.1     Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing, and shall be given to any Borrower, by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, to Borrower Agent in accordance with its contact information shown on Schedule 14.3.1, and to any other Person in accordance with its contact information shown on Schedule 14.3.1 (or, in the case of a Person who becomes a Lender after the Closing Date, in accordance with its contact information shown on its Assignment and Acceptance), or in accordance with such other contact information as a party may hereafter specify by notice in accordance with this Section 14.3. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 14.3.2 below, shall be effective as provided in said Section 14.3.2. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.4, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2     Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent or the Borrower Agent, on behalf of Borrowers, may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. Agent and Lenders make no assurances as to the privacy and security of electronic communications.

14.3.3     Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Lenders acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrowers, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform.

14.3.4     Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.

14.4     Performance of Borrowers’ Obligations. Agent may, in its discretion, with two (2) Business Days’ prior written notice to Borrower Agent at any time when a Default exists, or at any time when an Event of Default has occurred and is continuing, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, with interest from the date incurred until paid in full, at the Default Rate applicable to Adjusted Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5     Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6     Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7     Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8     Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by facsimile, E-Signature or other electronic imaging means (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery,” “execute,” “execution,” “signed,” “signature” and words of like import in any Loan Document or any other document executed in connection herewith, shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, neither the Agent, the Issuing Bank nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent, the Issuing Bank or such Lender pursuant to procedures approved by it; provided, further, that without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and each of the Secured Parties of a manually signed paper document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”) which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

14.9     Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10     Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12     Confidentiality. Each of Agent, Lenders and Issuing Bank (collectively, the “Restricted Persons” and, each a “Restricted Person”) shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any actual or prospective Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary or Affiliates relating to it or its business, other than any such information that is available to Agent or any Lender thereof on a non-confidential basis prior to disclosure by an Obligor or any of its Subsidiaries or Affiliates. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law.

14.13     GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS) WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

14.14     Consent to Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK, NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15     Waivers by Borrowers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS

REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT, ISSUING BANK OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT, ISSUING BANK AND LENDERS ENTERING INTO THIS AGREEMENT AND THAT THEY ARE RELYING UPON THE FOREGOING IN THEIR DEALINGS WITH BORROWERS. EACH BORROWER HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.16     Patriot Act Notice. Agent and Lenders subject to the Patriot Act hereby notify Borrowers, Agent and Lenders that they are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. In addition, if Agent or any Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Obligors and (b) OFAC/PEP searches and customary individual background checks for the Obligors’ senior management and key principals, and Borrowers agree to cooperate in respect of the conduct of such searches and further agrees that the costs and charges for such searches shall constitute expenses hereunder for which the Borrowers shall be liable.

14.17     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

14.18     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a Guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 14.18, the following terms have the following meanings:

(i)     “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)     “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)     “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)     “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

14.19     Amendment and Restatement. This Agreement amends, restates, and supersedes in its entirety, without substitution or novation, the Prior Agreement. This Agreement does not extinguish the obligations for the payment of money outstanding under the Prior Agreement nor does it discharge or release any of the other obligations under the Prior Agreement, except as modified hereby or by instruments executed concurrently herewith. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Prior Agreement or instruments securing the same, which (notwithstanding the refunding of the same on the Closing Date) shall remain outstanding and in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Obligor under the Prior Agreement from any of its obligations and liabilities thereunder, as modified hereby. Each Obligor hereby confirms and agrees that, except as modified or amended and restated hereby or by a Loan Document or other instruments executed concurrently herewith, each “Loan Document” (as defined in the Prior Agreement) to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date all references in any such Loan Document to the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Prior Agreement shall mean this Agreement. Each Obligor hereby confirms and agrees that all outstanding principal, interest and fees and other obligations under the Prior Agreement immediately prior to the date hereof shall, from and after the date hereof, be, without duplication, obligations owing and payable pursuant to this Agreement and the other Loan Documents as in effect from time to time, shall accrue interest thereon as specified in this Agreement, and shall be secured pursuant to the Security Documents.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

AMVAC CHEMICAL CORPORATION,
a California corporation

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CAO, General Counsel and Secretary

AMVAC NETHERLANDS B.V.,
a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands

By:	/s/ Peter Eilers
Name:	Peter Eilers
Title:	Managing Director

Third Amended and Restated Loan and Security Agreement

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

AMVAC CHEMICAL CORPORATION,
a California corporation

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CAO, General Counsel and Secretary

AMVAC NETHERLANDS B.V.,
a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands

By:	/s/ Peter Eilers
Name:	Peter Eilers
Title:	Managing Director

Third Amended and Restated Loan and Security Agreement

AGENT:

BANK OF THE WEST,
as Agent

By:	/s/ Darren Jung
Name:	Darren Jung
Title:	Vice President

Third Amended and Restated Loan and Security Agreement

LENDERS AND ISSUING BANK:

BANK OF THE WEST,
as a Revolver Loan Lender and Issuing Bank

By:	/s/ Shikha Rehman
Name:	Shikha Rehman
Title:	Director

Third Amended and Restated Loan and Security Agreement

AGCOUNTRY FARM CREDIT SERVICES, FLCA,
as a Lender

By:	/s/ GUSTAVE RADCLIFFE
Name:	GUSTAVE RADCLIFFE
Title:	VICE PRESIDENT

Third Amended and Restated Loan and Security Agreement

BMO HARRIS FINANCING, INC.,
as a Lender

By:	/s/ Simone Stickler
Name:	Simone Stickler
Title:	Assistant Vice President

Third Amended and Restated Loan and Security Agreement

COBANK, ACB,
as a Lender

By:	/s/ Chuck Castles
Name:	Chuck Castles
Title:	Vice President

Third Amended and Restated Loan and Security Agreement

COMPEER FINANCIAL, PCA,
as a Lender

By:	/s/ Daniel J. Best
Name:	Daniel J. Best
Title:	Director, Capital Markets

Third Amended and Restated Loan and Security Agreement

GREENSTONE FARM CREDIT SERVICES, FLCA,
as a Lender

By:	/s/ Bradley Hibbert
Name:	Bradley Hibbert
Title:	VP Capital Markets

Third Amended and Restated Loan and Security Agreement

UMPQUA BANK,
as a Lender

By:	/s/ Stacy E Pizzuti
Name:	Stacy E Pizzuti
Title:	SVP

Third Amended and Restated Loan and Security Agreement

Exhibit A

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is hereby made to that certain Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF THE WEST (“Bank of the West”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used in this Assignment and Acceptance (this “Assignment and Acceptance”) and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

[ASSIGNOR] (“Assignor”) and [ASSIGNEE] (“Assignee”) agree as follows:

1.     Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor a principal amount of $[        ] of Assignor’s outstanding Revolver Loans and $[        ] of Assignor’s participations in LC Obligations, and (b) the amount of $[        ] of Assignor’s Revolver Commitment (which represents [                    ] (        )% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Assignment and Acceptance shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable, and provided further that such assignment and purchase is recorded in the register described in Section 13.3.2 of the Loan Agreement on or promptly following the Effective Date. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.     Assignor (a) represents that as of the date hereof, prior to giving effect to the assignment evidenced hereby, its Revolver Commitment is $[        ], and the outstanding balance of its Revolver Loans and participations in LC Obligations is $[        ]; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note held by it and requests that Agent exchange such Note for new Note[s] payable to Assignee [and Assignor].]

3.    Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.    This Assignment and Acceptance shall be governed by the laws of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Assignment and Acceptance shall remain in full force and effect.

5.    Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent, and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Exhibit A

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

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Exhibit A

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                     .

(“Assignee”)

By:
Name:
Title:

(“Assignor”)

By:
Name:
Title:

Exhibit A

Exhibit B

FORM OF ASSIGNMENT NOTICE

Reference is hereby made to that certain Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF THE WEST (“Bank of the West”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used in this Assignment Notice (this “Notice”) and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $[        ] of Assignor’s outstanding Revolver Loans and $[        ] of Assignor’s participations in LC Obligations, and (b) the amount of $[        ] of Assignor’s Revolver Commitment (which represents [                    ] (        )% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Notice shall be effective as of the date (“Effective Date”) indicated below, provided this Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $[        ], and Assignee’s Revolver Commitment to be increased by $[        ].

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3.2 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

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Exhibit B

IN WITNESS WHEREOF, this Notice is executed as of [                    ].

(“Assignee”)

By:
Name:
Title:

(“Assignor”)

By:
Name:
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

AMVAC CHEMICAL CORPORATION
a California corporation, on behalf of all Borrowers

By:
Name:
Title: ]

BANK OF THE WEST, as Agent

By:
Name:
Title:

Exhibit B

Exhibit C

FORM OF COMPLIANCE CERTIFICATE

To:	Bank of the West	Date:
[ ]
[ ]
Attn: [ ]
Telecopy: [ ]

From: AMVAC CHEMICAL CORPORATION, a California corporation (“Borrower Agent”)

The undersigned chief financial officer of Borrower Agent, on behalf of Borrowers, certifies that, under the terms and conditions of the Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF THE WEST (“Bank of the West”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), (1) as of the end of the Fiscal Quarter ending                      (the “Statement Date”), Borrowers are in compliance with all required covenants and restrictions set forth in Section 10.3 of the Loan Agreement, except as noted below, and (2) as of the date hereof, there are no Defaults or Events of Default that have occurred and are continuing, except as noted below (if any). Attached are the financial statements required to be delivered pursuant to [Section 10.1.2(a)]1 [Section 10.1.2(b)]2. [The undersigned certifies that these are prepared in accordance with GAAP (and noting any purchase accounting adjustments) in order to present financial performance and measure financial covenants at normalized levels, and fairly presenting in all material respects the financial position and results of operations for such period, subject to normal year-end adjustments and the absence of footnotes.]3 The undersigned acknowledges that Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers at any time a Default or Event of Default exists. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, and section references used herein refer to sections in the Loan Agreement.

[1]	To be inserted with delivery of annual financial statements.
[2]	To be inserted with delivery of quarterly financial statements.
[3]	To be inserted with delivery of quarterly financial statements.

Exhibit C

Please indicate compliance status by circling Yes/No under “Complies” column, if applicable.
Financial Covenant	Required	Actual	Complies
Maximum Total Leverage Ratio	Not more than 3.50:1.00 measured at the end of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended through September 30, 2024, and not more than 3.25:1.00 measured at the end of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended from December 31, 2024, through termination of the Loan Agreement, in each case in accordance with Section 10.3.1		Yes No

Minimum Fixed Charge Coverage Ratio	Not less than 1.25:1.00 measured at the end of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended in accordance with Section 10.3.2	:1.00	Yes No

Certain Permitted Debt	Debt (including Subordinated Debt) that is owed by Subsidiaries that are not Obligors to one or more Obligors aggregate amount at any time outstanding not to exceed $100,000,000, as required under Section 10.2.1(i)	$	Yes No

Certain Restricted Investments	Investments in one or more Subsidiaries that are not Obligors in an aggregate amount outstanding at any time not to exceed $150,000,000, as required under Section 10.2.5	$	Yes No

Exhibit C

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the Statement Date.

[Schedule 2 attached hereto sets forth the notice which is required at this time under Section 7.3.2 of the Loan Agreement.]

In accordance with Section(s)     4 of the Loan Agreement, subject in each case to Agent’s consent, Schedule(s)      5 attached hereto shall replace the existing corresponding Schedule(s) to the Loan Agreement in full, as if attached thereto.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

AMVAC CHEMICAL CORPORATION	BANK USE ONLY
Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

[Accepted and Agreed by:

[4]	Insert Section(s) 8.4, 8.5.1, 9.1.4, 9.1.5, 9.1.10, 9.1.13, 9.1.14, 9.1.15, 9.1.17 and/or 9.1.19, as applicable
[5]	Insert the applicable Schedule numbers corresponding the appropriate Sections of the Loan Agreement.

Exhibit C

BANK OF THE WEST, as Agent

By:
Name:
Title:	][6]

[6]	Agent’s signature only required if any Schedules are being updated in accordance with the Loan Agreement.

Exhibit C

Schedule 1

(Financial Covenant Analysis and Information)

Exhibit C

Schedule 2

Required Notices

Exhibit C

Exhibit D

FORM OF NOTICE OF BORROWING

  LOAN ADVANCE:

  Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account # To Account #
(Loan Account #)	(Deposit Account #)

  Date:

1.	The requested Borrowing is a Revolving Loan.

2.	The funding date, which must be a Business Day, of the requested Borrowing is .

3.	The aggregate principal amount of the requested Borrowing is $ .

4.	The requested Borrowing shall consist of $ of Adjusted Base Rate Loans and $ of LIBOR Loans.

5.	The duration of the Interest Period for the LIBOR Loans included in the requested Borrowing shall be: [30, 90 or 180] days.

The applicable conditions specified in Section 6 of the Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF THE WEST (“Bank of the West”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and Bank of the West, the sole lead arranger, and book runner (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger” and “Book Runner”), Bank of the West, as syndication agent (in such capacity, together with its successors and assigns in such capacity, “Syndication Agent”), and Bank of the West as documentation agent (in such capacity, together with its successors and assigns in such capacity, the “Documentation Agent”), will be satisfied on and as of the date of the Borrowing set forth above. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

  AMVAC CHEMICAL CORPORATION, as Borrower Agent

Authorized Signature:	Phone Number:
Print Name/Title:

  OUTGOING WIRE REQUEST:

  Complete only if all or a portion of funds from the Borrowing above is to be wired.

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:
Special Instruction:

By signing below, the undersigned acknowledges and agrees that the funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the Loan Agreement.

  AMVAC CHEMICAL CORPORATION, as Borrower Agent on behalf of all Borrowers

Authorized Signature:
Print Name/Title:
Telephone #:

Exhibit D

Exhibit E

FORM OF NOTICE OF CONVERSION/CONTINUATION

To:	Bank of the West	Date:
300 S. Grand Avenue
Los Angeles, CA 90071
Attn: [ ]

From:	[ ]
[ ]
[ ]

RE:

Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF THE WEST (“Bank of the West”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement and hereby gives you notice irrevocably, pursuant to Section 3.1.2(b) of the Loan Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

The date of the [conversion] [continuation] is         , 20    , which is a Business Day.

The aggregate amount of the proposed Loans

to be [converted] is $        .

or

to be [continued] is $        .

The Loans are to be [converted into] [continued as] [LIBOR Loans] [Adjusted Base Rate Loans].

[The duration of the Interest Period for the LIBOR Loans included in the [conversion] [continuation] shall be [30, 60, 90 or 180 days.]]

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Exhibit E

AMVAC CHEMICAL CORPORATION, a California corporation, on behalf of all Borrowers

By:
Name:
Title:

Exhibit E

Exhibit F

FORM OF SECURED BANK PRODUCT PROVIDER AGREEMENT

[Letterhead of Bank Product Provider]

To:	Bank of the West	Date:
[ ]
[ ]
Attn: [ ]
Telecopy: [ ]

Reference is hereby made to that certain Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF THE WEST (“Bank of the West”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used in this Secured Bank Product Provider Agreement (this “Agreement”) and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Reference is also made to that certain [describe the Bank Product Agreement or Agreements] (the “Bank Product Agreement[s]”), dated as of                     , by and between [Lender or Affiliate of Lender] (the “Bank Product Provider”) and [Borrower or Subsidiary of Borrower].

1.    Appointment of Agent. The Bank Product Provider hereby designates and appoints Agent, and Agent by its signature below hereby accepts such appointment, as its agent under the Loan Agreement and the other Loan Documents. The Bank Product Provider hereby acknowledges that it has reviewed Section 12 of the Loan Agreement (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms used therein. Bank Product Provider and Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Agent, on the one hand, and the Lenders, on the other hand, shall, from and after the date of this Agreement, also apply to and govern, mutatis mutandis, the relationship between the Agent, on the one hand, and the Bank Product Provider with respect to the Bank Products provided pursuant to the Bank Product Agreement[s], on the other hand.

2.    Acknowledgement of Certain Provisions of Loan Agreement. The Bank Product Provider hereby acknowledges that it has reviewed the provisions of Section 4.6, Section 5.5, Section 5.7, Section 11.2, Section 12, Section 13 and Section 14 of the Loan

Exhibit G

Agreement, including, as applicable, the defined terms used therein, and agrees to be bound by the provisions thereof. Without limiting the generality of any of the foregoing referenced provisions, Bank Product Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to Agent and the right to share in proceeds of the Collateral to the extent set forth in the Loan Agreement.

3.    Reporting Requirements. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Product. On a monthly basis (not later than the 10th Business Day of each calendar month) or as more frequently as Agent shall request, the Bank Product Provider agrees to provide Agent with a written report, in form and substance satisfactory to Agent, detailing Bank Product Provider’s reasonable determination of the liabilities and obligations (and mark-to-market exposure) of Borrowers in respect of the Bank Products provided by Bank Product Provider pursuant to the Bank Product Agreement[s]. If Agent does not receive such written report within the time period provided above, Agent shall be entitled to assume that the reasonable determination of the liabilities and obligations of Borrowers with respect to the Bank Products provided pursuant to the Bank Product Agreement[s] is zero.

4.    Bank Product Obligations. From and after the delivery to Agent of this Agreement, duly executed by Bank Product Provider, and the acknowledgement of this Agreement by Agent and Borrower Agent, the obligations and liabilities of Borrowers to Bank Product Provider in respect of the Bank Products evidenced by the Bank Product Agreement[s] shall constitute Bank Product Obligations (and which, in turn, shall constitute Obligations), and Bank Product Provider shall constitute a Bank Product Provider until such time as Bank Product Provider or its Affiliate is no longer a Lender. Bank Product Provider acknowledges that other Bank Products (which may or may not be secured Bank Products) may exist at any time.

5.    Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 14.3 of the Loan Agreement, and, if to Agent or Borrower Agent, shall be mailed, sent, or delivered to Agent or Borrower Agent in accordance with Section 14.3 of the Loan Agreement, and, if to Bank Product Provider, shall be mailed, sent, or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Bank Product
Provider:

6.    Miscellaneous. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto (including any successor Agent pursuant to Section 12.8 of the Loan Agreement). Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This

Exhibit G

Agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

7.     Governing Law, Etc. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW, VENUE, AND THE JURY TRIAL WAIVER SET FORTH IN SECTIONS 14.13, 14.14 AND 14.15 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

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Exhibit G

Sincerely,

[BANK PRODUCT PROVIDER]

By:
Name:
Title:

Exhibit G

Acknowledged, accepted, and agreed as of the date first written above:

BANK OF THE WEST, as Agent

By:
Name:
Title:

AMVAC CHEMICAL CORPORATION, a California corporation, on behalf of all Borrowers

By:
Name:
Title:

Exhibit G

Exhibit 2.1.2

FORM OF REVOLVER NOTE

[ ], 2020	$[ ]	[ , ]

AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), each Subsidiary of AMERICAN VANGUARD CORPORATION, a Delaware corporation, party hereto from time to time (together with Borrower Agent and AMVAC B.V., each a “Borrower” and, collectively, “Borrowers”), for value received, hereby unconditionally jointly and severally promise to pay to [                    ] (“Lender”) or its registered assigns, the lesser of (i) the principal sum of [                    ] Dollars ($[        ]), or (ii) the aggregate unpaid principal balance of all Revolver Loans made by Lender from time to time under the Loan Agreement (as defined below), together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Third Amended and Restated Loan and Security Agreement dated as of August 5, 2021 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among Borrowers, the financial institutions that are party thereto from time to time as lenders (collectively, “Lenders”), and Bank of the West (“Bank of the West”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

Principal of and interest on this Revolver Note (this “Note”) from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Revolver Loans under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

Time is of the essence of this Note. Except as otherwise provided in the Loan Agreement, Borrowers hereby severally waive demand, presentment for payment, protest, notice of protest, or notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers agree to pay, and to save the holder of this Note harmless against, any liability for the payment of reasonable and documented out-of-pocket costs and expenses (including without limitation any reasonable and documented out-of-pocket attorneys’ fees) if this Note is collected by or through an attorney-at-law, in accordance with the Loan Agreement.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is

Exhibit 2.1.2

inadvertently paid by any Borrower or inadvertently received by the holder of this Note, such excess shall be returned to such Borrower. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

THIS NOTE, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK CITY, NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE LOAN AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Note shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS OTHERWISE PROVIDED IN THE LOAN AGREEMENT, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO THIS NOTE, ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL.; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT, ISSUING BANK OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, THIS NOTE, THE LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE

Exhibit 2.1.2

FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT, ISSUING BANK AND LENDERS ENTERING INTO THE LOAN AGREEMENT AND THAT THEY ARE RELYING UPON THE FOREGOING IN THEIR DEALINGS WITH BORROWERS. EACH BORROWER HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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Exhibit 2.1.2

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

AMVAC CHEMICAL CORPORATION, a California corporation

By:
Name:
Title:

AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands

By:
Name:
Title:

Exhibit 2.1.2

Exhibit 6.1(h)

FORM OF SOLVENCY CERTIFICATE

August 5, 2021

This Solvency Certificate is being executed and delivered pursuant to Section 6.1(e) of that certain Third Amended and Restated Loan and Security Agreement of even date herewith (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF THE WEST (“Bank of the West”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

I, the chief financial officer or chief executive officer of the applicable Borrowers (after giving effect to the transactions contemplated in the Loan Documents (the “Transaction”), including the making of the Loans and the use of such proceeds of the Loans on the date hereof), solely in such capacity and not in an individual capacity, hereby certify that I am the chief financial officer or chief executive officer of the applicable Borrowers, and that I am generally familiar with the businesses and assets of the Borrowers and their Subsidiaries (taken as a whole), I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Borrowers pursuant to the Loan Agreement.

I further certify, solely in my capacity as chief financial officer or chief executive officer of the applicable Borrowers, and not in my individual capacity, as of the date hereof and after giving effect to the Transactions, that,

(a)     Borrowers and their Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business;

(b)     the capital of Borrowers and their Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Borrowers and their Subsidiaries, taken as a whole, contemplated as of the date hereof;

(c)     the sum of the debt (including contingent liabilities) of Borrowers and their Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of Borrowers and their Subsidiaries, taken as a whole; and

(d)    the present fair salable value (on a going concern basis) of the property and assets

Exhibit 6.1(h)

of Borrowers and their Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liability of Borrowers and their Subsidiaries on their debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured.

For the purposes hereof, the amount of any contingent liability shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

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Exhibit 6.1(h)

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
Name:
Title:

Exhibit 6.1(h)

REDACTED SCHEDULES

THE SCHEDULES LISTED BELOW HAVE BEEN REDACTED FROM THIS AGREEMENT. THE INFORMATION CONTAINED IN THE SCHEDULES IS NOT MATERIAL IN ANY EVENT AND, EXCEPT IN CONNECTION WITH SCHEDULES FOR WHICH THERE IS NOTHING TO REPORT (WHICH IS THE CASE WITH SCHEDULES 9.1.13, 9.1.14, 9.1.15, 9.1.17, AND 10.2.2), IS OF A TYPE THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule 1.1	Commitments of Lenders
Schedule 8.4	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Owned Real Estate
Schedule 9.1.10	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.13	Environmental Matters
Schedule 9.1.14	Restrictive Agreements
Schedule 9.1.15	Litigation
Schedule 9.1.17	Pension Plans
Schedule 9.1.19	Labor Contracts
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Existing Investments
Schedule 10.2.16	Existing Affiliate Transactions
Schedule 14.3.1	Notice Addresses